UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a – 6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

W&T Offshore, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 17, 2009

Dear Shareholder:

It is my pleasure to invite you to the 2009 Annual Meeting of Shareholders of W&T Offshore, Inc. to be held on Monday, May 4, 2009 at 9:00 a.m., Central Daylight Time, at the Houston City Club, One City Club Drive, Houston, Texas 77046. I hope you will be able to attend.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. Additionally, enclosed with the proxy materials is our Annual Report on Form 10-K.

You received with this booklet a proxy card that indicates the number of votes that you will be entitled to cast at the meeting according to our records or the records of your broker or other nominee. Our board of directors has determined that owners of record of our Common Stock at the close of business on March 25, 2009 are entitled to notice of, and have the right to vote at, the Annual Meeting and any reconvened meeting following any adjournment or postponement of the meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors and our employees, I would like to express my appreciation for your continued interest in our affairs. I look forward to greeting as many of you as possible at the meeting.

Sincerely,

Tracy W. Krohn

Chairman of the Board and

Chief Executive Officer

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

Phone (713) 626-8525

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 4, 2009

Notice is hereby given that the 2009 Annual Meeting of Shareholders of W&T Offshore, Inc., a Texas corporation, will be held at the Houston City Club, One City Club Drive, Houston, Texas 77046 on May 4, 2009 at 9:00 a.m. Central Daylight Time for the following purposes:

(1)	to elect seven (7) directors to hold office until the 2010 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(2)	to authorize the reservation of 2,000,000 additional shares of our Common Stock for issuance under our Long-Term Incentive Compensation Plan;

(3)	to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2009; and

(4)	to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 25, 2009 will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof, notwithstanding the transfer of any shares after such date. A list of these shareholders will be open for examination by any shareholder at the Annual Meeting, and for ten days prior thereto at our principal executive offices at Nine Greenway Plaza, Suite 300, Houston, Texas 77046.

By Order of the Board of Directors,

J. F. Freel

Chairman Emeritus and Secretary

Houston, Texas

April 17, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDERS MEETING TO BE HELD ON MAY 4, 2009

The Proxy Statement and our Annual Report to Shareholders are also available on our website at www.wtoffshore.com.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD TO US, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE 2009 ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

Phone (713) 626-8525

W&T OFFSHORE, INC.

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

PROXY STATEMENT

2009 ANNUAL MEETING OF SHAREHOLDERS

THE ANNUAL MEETING

This proxy statement is solicited by and on behalf of the Board of Directors (the “Board”) of W&T Offshore, Inc. for use at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 4, 2009 at the Houston City Club, One City Club Drive, Houston, Texas 77046, at 9:00 a.m. Central Daylight Time, or at any adjournments or postponements thereof. Unless the context requires otherwise, references in this Proxy to “we,” “us,” “our” and the “Company” refer to W&T Offshore, Inc. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. Additionally, officers, directors and employees of the Company may solicit proxies personally or by telephone, e-mail or other forms of wire or facsimile communication. These officers, directors and employees will not receive any extra compensation for these services. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company (the “Common Stock”). The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy are first being mailed to shareholders of the Company on or about April 17, 2009.

Purposes of the 2009 Annual Meeting

The purposes of the 2009 Annual Meeting are: (1) to elect seven directors to the Board of Directors of the Company; (2) to authorize the reservation of 2,000,000 additional shares of Common Stock for issuance under our Long-Term Incentive Compensation Plan; (3) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2009; and (4) to transact such other business as may properly come before the meeting and any adjournment or postponement thereof. Although the Board does not anticipate that any other matters will come before the 2009 Annual Meeting, your executed proxy gives the official proxies the right to vote your shares at their discretion on any other matter properly brought before the Annual Meeting.

Voting Rights and Solicitation

Only shareholders of record at the close of business on March 25, 2009 (the “Record Date”) will be entitled to notice of and to vote at the 2009 Annual Meeting. As of the Record Date, there were 76,820,173 shares of Common Stock outstanding, each of which is entitled to one vote on any matter to come before the meeting. Common Stock is the only class of outstanding securities of the Company. The holders of issued and outstanding shares representing at least a majority of the outstanding shares of Common Stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum necessary to hold a valid meeting. The person who is appointed by the chairman of the meeting to be the judge of election will treat the holders of all shares of Common Stock represented by a returned, properly executed proxy, including shares that abstain from voting, as present for purposes of determining the existence of a quorum at the Annual Meeting. Each share of Common Stock present or represented at the Annual Meeting will be entitled to one vote on any matter to come before the shareholders.

If you hold your shares in “street name,” you will receive instructions from your brokers or other nominees describing how to vote your shares. If you do not instruct your brokers or nominees how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange. For Proposals 1 (Election of Directors) and 3 (Ratification of the Appointment of Ernst & Young LLP) to be voted on at the Annual Meeting, brokers and other nominees will have discretionary authority in the absence of timely instructions from you.

There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. For Proposal 2 (Amendment to the Long-Term Incentive Plan) to be voted on at the Annual Meeting, you must provide timely instructions on how the broker or other nominee should vote your shares. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

•

Item 1 (Election of Directors): To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes of our Common Stock, present in person or represented by proxy at the meeting and entitled to vote on the proposal. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director.

•

Item 2 (Amendment to the W&T Offshore, Inc. Long-Term Incentive Plan): A majority of the votes represented at the Annual Meeting must be cast “FOR” the amendment to the Long-Term Incentive Plan in order for the amendment to be approved at the Annual Meeting. In addition, NYSE rules require that the total votes cast on this proposal must represent greater than 50% of all the shares entitled to vote on this proposal. That is, the total number of votes cast “for” and “against” the proposal must exceed 50% of the outstanding shares. An abstention has the same effect as voting “AGAINST” the proposal and broker non-votes are not counted for purposes of determining whether a majority has been achieved.

•

Item 3 (Ratification of the Appointment of Ernst & Young LLP): Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 requires the affirmative vote of the holders of a majority of the votes of our Common Stock cast at the Annual Meeting with respect to the proposal. Abstentions and broker non-votes will not have an impact on the outcome of the vote on the proposal.

The Board of Directors is soliciting your proxy on the enclosed proxy card to provide you with an opportunity to vote on the matters described in this proxy statement, whether or not you attend in person. If you execute and return the enclosed proxy card, your shares will be voted as you specify. If you make no specifications, your shares will be voted in accordance with the Board’s recommendations. If you submit a proxy card, you may subsequently revoke it by submitting a revised proxy card or a written revocation at any time before your original proxy is voted. You may also attend the Annual Meeting in person and vote by ballot, which would effectively cancel any proxy you previously gave.

PROPOSAL 1

ELECTION OF DIRECTORS

Currently, the Company’s Board of Directors is composed of six directors, Messrs. Tracy W. Krohn, J. F. Freel, Samir G. Gibara, S. James Nelson, Jr., Robert I. Israel and Ms. Virginia Boulet. At the Annual Meeting, seven directors are to be elected, each of whom will serve until the 2010 Annual Meeting and until his or her successor is duly elected and qualified.

The Board has nominated and, unless authority to vote is withheld or otherwise properly instructed, the persons named as official proxies on the enclosed proxy card intend to and will vote “FOR” the election of the following individuals as members of the Board of Directors: Ms. Virginia Boulet and Messrs. J. F. Freel, Samir G. Gibara, Robert I. Israel, Tracy W. Krohn, S. James Nelson, Jr. and B. Frank Stanley. Each nominee has consented to be nominated and to serve if elected.

Information about the Nominees

Virginia Boulet, age 55, has served on the Board of Directors of the Company since March 2005. She is currently Chair of the Nominating and Corporate Governance Committee. She has been employed as Special Counsel to Adams and Reese, LLP, a law firm, since 2002. She is also an adjunct professor of law at Loyola University Law School. Prior to 2002, Ms. Boulet was a partner at the law firm Phelps Dunbar, LLP. Additionally, she serves on the board of directors of CenturyTel, Inc., a telecommunications company. In the past, she served as President and Chief Operating Officer of IMDiversity, Inc., an on-line recruiting company. Ms. Boulet received a B.A. in Medieval History from Yale University, and a J.D., cum laude, from Tulane University Law School.

J. F. Freel, age 96, has served as a director since the Company’s founding in 1983 and Secretary of the Company since 1984. Mr. Freel has been actively involved in the oil and natural gas business since 1934, first as a geophysicist for eleven years with the Humble Oil and Refining Company (“Humble”), then, in 1945, as founder and president of Research Explorations, Inc., a geophysical survey contractor to major oil companies, including Humble, until it was sold in 1963. In 1964, he became founder and president of Kiowa Minerals Company (“Kiowa”), a company that engaged in development drilling operations in Texas and Louisiana. Since 1983, Kiowa has not been active in oil and natural gas operations. Mr. Freel is married to Mr. Krohn’s mother.

Samir G. Gibara, age 69, has served on the Board of Directors of the Company since May 2008. Mr. Gibara is a private investor and has been since his retirement from his position as Chairman of the Board of The Goodyear Tire & Rubber Company (“Goodyear”). He also served as CEO of Goodyear from 1996 through 2002. Mr. Gibara is a graduate of Cairo University and holds a M.B.A. from Harvard University. Mr. Gibara also attended the Kellogg Graduate School of Management at Northwestern University. He has served on the boards of directors of Goodyear, Sumitomo Rubber Industries, International Paper Company and Dana Corp. He currently serves on the board of directors of International Paper Company and is a member of its Audit, Compensation and Nominating Committees.

Robert I. Israel, age 59, has served on the Board of Directors of the Company since 2007. He is currently a Partner at Compass Advisers, LLP, a private equity and investment banking firm. Prior to joining Compass in 2000, he was the head of the Energy Department of Schroder & Co., Inc. from 1990 to 2000. Additionally, he serves on the board of Randgold Resources Limited, an African-based gold mining company, and several non-public energy related companies. Mr. Israel holds a M.B.A. from Harvard University and a B.A. from Middlebury College.

Tracy W. Krohn, age 54, has served as Chief Executive Officer (“CEO”) since he founded the Company in 1983, as President from 1983 until 2008, as Chairman of the Board since 2004 and as Treasurer from 1997 until 2006. Mr. Krohn has been actively involved in the oil and gas business since graduating with a B.S. in Petroleum Engineering from Louisiana State University in 1978. He began his career as a petroleum engineer and offshore drilling supervisor with Mobil Oil Corporation. Prior to founding the Company, from 1982 to 1983, Mr. Krohn was senior engineer with Taylor Energy. From 1996 to 1997, Mr. Krohn was also Chairman and CEO of Aviara Energy Corporation in Houston, Texas. Mr. Krohn’s mother is married to Mr. Freel.

S. James Nelson, Jr., age 66, has served on the Board of Directors of the Company since January 2006. He is currently Chair of the Audit Committee and the Compensation Committee and also serves as Presiding Director. In 2004 Mr. Nelson retired after 15 years of service, from Cal Dive International, Inc. (now known as Helix Energy Solutions Group, Inc.), a marine contractor and operator of offshore oil and natural gas properties and production facilities, where he was a founding shareholder, Chief Financial Officer from 1990 to 2000, Vice Chairman from 2000 to 2004 and a director. From 1985 to 1988, Mr. Nelson was the Senior Vice President and Chief Financial Officer of Diversified Energies, Inc., and from 1980 to 1985 was the Chief Financial Officer of Apache Corporation, an oil and gas exploration and production company. From 1966 to 1980, Mr. Nelson was employed with Arthur Andersen & Co., where he became a partner in 1976. Mr. Nelson is also a certified public accountant. Additionally, Mr. Nelson serves on the boards of directors and audit committees of Oil States International, Inc., a diversified oilfield service company, and ION Geophysical (formerly Input/Output, Inc.), a seismic services provider. From 2005 until the company’s sale in 2008, he was also a member of the Board of Directors, compensation committee and audit committee of Quintana Maritime LTD, a provider of dry bulk shipping services based in Athens, Greece. Mr. Nelson received a B.S. in Accounting from Holy Cross College and holds a M.B.A. from Harvard University.

B. Frank Stanley, age 54, has been nominated to the Board of Directors to fill the seventh seat. He is currently President and Chief Financial Officer of Retail Concepts, Inc., a privately-held retail chain of 21 stores in 10 states. Prior to joining Retail Concepts, Inc. in 1988, he was Chief Financial Officer of Southpoint Porsche Audi WGW Ltd. from 1987 to 1988. From 1985 to 1987, he was employed by KPMG Peat Marwick, holding the position of Manager, Audit in 1987. From 1983 to 1984, he was Chief Financial Officer of Design Research, Inc., a manufacturer of housing for offshore drilling platforms. From 1980 to 1982, he was Chief Financial Officer of Tiger Oilfield Rental Co., Inc. and from 1977 to 1979, he was an accountant with Trunkline Gas Co. Mr. Stanley holds a B.B.A. in Accounting from Texas A&M University and is a certified public accountant.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE SEVEN NOMINEES LISTED ABOVE.

PROPOSAL 2

AMENDMENT TO LONG-TERM INCENTIVE COMPENSATION PLAN

Introduction

The Board of Directors, subject to the approval of our shareholders as required under the NYSE’s rules, has approved a third amendment to the W&T Offshore, Inc. Long-Term Incentive Compensation Plan (the “Incentive Compensation Plan”), which would authorize us to reserve up to an additional 2,000,000 shares of Common Stock beyond the number of shares initially authorized for issuance under the Incentive Compensation Plan. If our shareholders approve this proposal, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional shares available for issuance under the Incentive Compensation Plan.

The proposed third amendment to the Incentive Compensation Plan is attached hereto as Appendix A, and the Incentive Compensation Plan, prior to giving effect to this proposed amendment, is attached hereto as Appendix B.

Reason for Proposed Amendment

The use of stock-based awards under the Incentive Compensation Plan has been a key component of our compensation program since its adoption in 2004. The awards granted under the Incentive Compensation Plan assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees and officers. The Incentive Compensation Plan authorized us to issue up to 1,667,293 shares of Common Stock. As of December 31, 2008, 1,116,615 shares were available for us to issue as awards under the Incentive Compensation Plan. As a result of the 2008 General Bonus grant of March 12, 2009, substantially all of the authorized and available shares have been issued. Accordingly, the Compensation Committee has determined that there are not sufficient shares available for issuance under the Incentive Compensation Plan to meet the remaining share requirements of the 2008 General Bonus, should we in our sole discretion choose to pay the remaining amounts in shares of Common Stock, and to meet our needs for future grants during the coming years, and an increase in available shares is necessary to continue granting incentive and reward opportunities to eligible participants while assisting us in retaining a competitive edge in today’s volatile business environment.

Summary of the Incentive Compensation Plan

The following summary provides a general description of the material features of the Incentive Compensation Plan, and is qualified in its entirety by reference to the full text of the plan attached as Appendix B. The purpose of the Incentive Compensation Plan is to provide incentives to our employees, officers, consultants, and advisors to devote their abilities and energies to our success. The Incentive Compensation Plan provides for the granting or awarding of incentive and nonqualified stock options, stock appreciation rights, restricted stock and performance shares. Individual terms applicable to the various awards, such as vesting or transferability, may be established by the Compensation Committee at the time of grant. Awards may currently be made under the Incentive Compensation Plan only until April 15, 2014, although any outstanding awards in existence at this time shall remain subject to the terms and conditions of the Incentive Compensation Plan beyond that date.

Administration. The Compensation Committee of the Board of Directors administers the Incentive Compensation Plan. No individual who participates in making an award under the plan may either make or participate in making an award to him or herself. Subject to the express provisions of the plan, the Compensation Committee has full authority, among other things, to:

•	select the persons to whom stock, options and other awards will be granted;

•	determine the type, size and terms and conditions of stock options and other awards; and

•	establish the terms for treatment of stock options and other awards upon a termination of employment.

All determinations by the Compensation Committee regarding the plan or an individual award shall be final and binding on all persons in the absence of clear and convincing evidence that the Compensation Committee acted arbitrarily or capriciously.

Eligibility. The employees eligible to receive awards under the Incentive Compensation Plan are our regular full-time or part-time employees, or those of our affiliates. Our directors who are not also regular employees are not eligible to receive awards under the plan, although consultants and advisors are considered eligible. If an eligible employee is terminated or a consultant’s services are terminated for cause, an award may be canceled or required to be forfeited, as determined by the Board of Directors.

Individual Limits on Awards. Consistent with certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”), there are restrictions providing for a maximum number of shares that may be granted in any one year to a named executive officer and a maximum amount of compensation payable as an award under the Incentive Compensation Plan to a named executive officer. No eligible employee may receive an award covering, nor may any qualified performance-based incentive award payment be made that constitutes, more than 20% of the aggregate number of shares which may be issued under the Incentive Compensation Plan in any given year. In the event that the award is an incentive stock option, the value of the stock covered by such an award may not exceed $100,000 in any one year.

Source of Shares. Stock issued under the Incentive Compensation Plan may come from authorized but unissued shares of our stock, or from stock held in our company treasury. If there is a forfeiture, termination or other surrender of stock that underlies an award, or our stock was used to pay withholding taxes or an option exercise price, those shares will again be available for issuance under the plan unless an applicable law or regulation prevents such re-issuance.

Recapitalization Adjustments. In the event that we undergo a reorganization, recapitalization, stock split, merger or other similar transaction that affects the stock issuable under the Incentive Compensation Plan, the Compensation Committee will have the discretion to make certain adjustments as it deems appropriate. These adjustments may include: (i) altering the number or kind of shares authorized by the plan or covered by an award, (ii) adjust the price of a stock option, or (iii) revise the fair market value of a stock appreciation right award. No adjustment will be made, however, if such an adjustment would cause an award intended to qualify as performance-based compensation (as described below) to fail under Section 162(m) of the Code, or would cause an incentive option to fail under Section 422 of the Code.

Qualified Performance-Based Awards. Under the Incentive Compensation Plan, awards given to our executive officers who are considered “covered employees” may be designed to qualify as “performance-based compensation” as defined in Section 162(m) of the Code. A “covered employee” is an individual that meets the definition of the same term as found within the regulations relating to Section 162(m) of the Code, and is generally an individual whose compensation must be disclosed in the Company’s annual securities filings and who is subject to the limitations imposed by Section 162(m) of the Code. Performance-based incentive awards must be based on the attainment of certain performance goals established by the Board of Directors or the Compensation Committee, though the grant of any award intended to qualify as performance-based compensation must be made by the Compensation Committee only so long as all of the members are “outside directors” within the meaning of the applicable Internal Revenue Service regulations regarding Section 162(m) of the Code. If all Compensation Committee members are not outside directors, the grant shall be made by a subcommittee that consists solely of such outside directors.

The performance measures under the Incentive Compensation Plan are currently limited to: (i) pre- or after-tax net earnings, (ii) sales growth, (iii) operating earnings, (iv) operating cash flow, (v) return on net assets, (vi) return on shareholders’ equity, (vii) return on assets, (viii) return on capital, (ix) stock price growth, (x) shareholder returns, (xi) gross or net profit margin, (xii) earnings per share, (xiii) price per share of stock, and (xiv) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Additionally, the performance goals must include formulas for calculating the amount of compensation payable if the goals are met, and both the goals and the formulas must be sufficiently objective so that a third party with knowledge of the relevant performance results could assess that the goals were met and calculate the amount to be paid.

In the event that stock options are granted as qualified performance-based compensation awards, the exercise price shall not be less than the fair market value on the date of that grant. Other types of awards that are intended to qualify as performance-based compensation will have terms and restrictions as determined at the full discretion of the Compensation Committee (or subcommittee, if applicable), though in accordance with all applicable laws and regulations. Payment or settlement of any award intended to qualify as performance-based compensation will not occur until the applicable performance goals are achieved within the applicable performance period, and the amount or size of the award may be reduced or eliminated if the Compensation Committee (or subcommittee, if applicable) determines that such a reduction is appropriate, though the amount will never be increased.

Options. The Incentive Compensation Plan may grant options to purchase one or more shares of our Common Stock. The Compensation Committee may determine to award stock options that are either incentive stock options governed by Section 422 of the Code, or stock options that are not intended to meet these requirements. The Compensation Committee will determine the specific terms and conditions of any option award at the time of grant, though all options will be restricted by certain conditions. The exercise price of any option will not be less than 100% of the fair market value of our stock on the date of the grant, and in the case of an incentive stock option granted to an eligible employee that owns more than 10% of our Common Stock, the exercise price will not be less than 110% percent of the fair market value of our stock on the date of grant. Options may be exercised by paying the exercise price in cash, or by delivering shares of our stock the fair market value of which equals the portion of the exercise price the participant is intending to pay with such stock. No option will be exercisable following the expiration of ten years following the grant date of that option (despite whether the termination date of the Incentive Compensation Plan itself extends beyond this time period), and will only be exercisable so long as the grantee remains in service to us.

Following the grant of an option to an eligible employee, in the event that they are terminated other than for cause, their normal retirement or death (as discussed below), the grantee (or their representative in the case of death) will have limited privileges to exercise the option, and those exercise privileges will be restricted to the portion of the award that was exercisable immediately prior to the termination of services with us, unless the Compensation Committee determines otherwise at its sole discretion. Nonstatutory options may be exercised during the period of time as set forth in the award agreement governing such options, though an incentive stock option must be exercised within three months of the termination event unless the termination was due to a disability (in which case the exercise must occur within one year of the termination). A termination of employment or a consulting assignment for cause will terminate all exercise privileges as of the date of the individual’s receipt of his or her termination notice.

If an individual terminates services with us due to retirement or death, their exercise privileges will apply only to those shares immediately exercisable on the date of retirement or death, as applicable. The Compensation Committee may, however, provide that any or all of the options not eligible for exercise will become eligible, either immediately or according to a schedule. The options must be exercised during the time period determined by the Compensation Committee for such individual, though in no event will the options be exercisable following the options’ expiration date.

If an incentive stock option is ordered to be transferred pursuant to a divorce order, the statutory restrictions relating to the Code will cease to exist, and the stock option will become a nonstatutory stock option in the hands of the transferee.

Stock Appreciation Rights. The Incentive Compensation Plan provides for the grant of stock appreciation rights, or “SARs”, which are the rights to receive the excess of the fair market value of our stock over a specified exercise price that the Compensation Committee will determine appropriate at the time the award is granted, in its discretion. SARs may be granted either individually or in connection with a stock option under the plan. If the SAR is granted in connection with an option award, the grantee will have the right to surrender an exercisable option in exchange for a payment equal to the excess of the fair market value per share, as of the date of the surrender, of one share of our Common Stock over the exercise price of the option multiplied by the number of shares covered by the option award being surrendered. If the SAR is granted alone, the grantee will receive upon exercise a payment equal to the fair market value of our Common Stock on the date of exercise over the fair market value of our Common Stock on the date of grant, multiplied by the number of shares covered by the SAR. Payment of an SAR, whether or not the award is granted in connection with an option, may be made in cash, our Common Stock, or any combination of cash and stock, as determined by the Compensation Committee.

Performance Shares. The Incentive Compensation Plan provides for performance shares, which are contingent awards granted by the Compensation Committee where the attainment of one or more performance goals will be measured for purposes of determining a grantee’s right to, and the payment of, an award during a specified performance period. Performance shares that are not designed to qualify as performance-based compensation should not be confused with qualified performance-based compensation awards as described above, and are not restricted by the same limitations, such as Section 162(m) of the Code, but are governed by the terms and conditions imposed by the Compensation Committee and the Incentive Compensation Plan. The Compensation Committee will determine both the performance goals and the performance period that will be associated with an award of performance shares, as well as the method to be used in calculating the payment, if any, of the performance shares at the end of the performance period. The Compensation Committee shall also determine whether performance shares will be paid in cash, our Common Stock, a combination of both cash and stock, or whether dividends may be paid with respect to the shares underlying the performance share award. Individuals who receive an award of performance shares must remain in our employment or service until the completion of the performance period in order to receive payments related to performance shares, although the Compensation Committee may determine that a partial payment is equitable in certain situations, in its sole discretion.

Restricted Stock. Restricted stock may be granted under the Incentive Compensation Plan, which means that a share of our Common Stock is granted to an individual subject to a “risk of forfeiture.” The “risk of forfeiture” will include all restrictions placed on the stock awarded to a grantee, including our right to reacquire the share of stock at less than its then fair market value due to the occurrence or non-occurrence of specified events or conditions during a specified time period, as determined by the Compensation Committee in its discretion at the time of the grant of the restricted stock. In the event that restricted stock is granted to a grantee that is not a party to an employment agreement with us, the terms of the plan and any award agreement shall also govern the effect of a termination of the grantee’s employment on the restricted stock. Subject to any exceptions determined to be appropriate by the Compensation Committee and described in such an award agreement, however, a grantee will forfeit all restricted stock upon his or her termination of service prior to the satisfaction of both the restricted period and the restrictions placed upon the stock in question. In the event that the employee is a party to an employment agreement with us, a termination of employment due to the individual’s death or permanent disability, a termination by us without cause, or by the employee for “good reason,” will cause all unvested restricted stock held on the date of that termination to fully vest. During the restricted period, the grantee may not sell, assign or otherwise dispose of the restricted stock, and each stock certificate will contain an appropriate legend noting the restrictions upon such stock until such time as all restrictions have been met.

Change in Control and Other Acquisition Events. In the event of our “change of control,” all outstanding options, stock appreciation rights and restricted stock will become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each award. Notwithstanding the foregoing, the lapse of restrictions, or vesting, will not occur with regard to restricted stock if, in the event of a merger into and with an acquiring entity, each unvested share of restricted stock is converted into the same number of unvested shares of restricted stock of the acquiring company and such conversion is consummated within thirty days of the change in control event. The Incentive Compensation Plan defines a change of control to include: (i) when at least 35% of our shares are not owned by Mr. Krohn, his spouse and descendents, or entities or trusts under

Mr. Krohn’s control; (ii) any merger or consolidation whereby our outstanding stock prior to the transaction constitutes less than 50% of the voting power in the resulting entity; (iii) an acquisition of beneficial ownership by a person if, after the acquisition, the person beneficially owns 35% or more of our outstanding stock or our voting power (this does not include any acquisition directly from or by our company, through an employee benefit plan sponsored by us, or that results in beneficial owners of our outstanding stock prior to the acquisition by another corporation beneficially owning more than 50% of the then-outstanding shares of the corporation in the same proportion as their previous ownership of our stock); (iv) any sale of all or substantially all of our assets; or (v) our complete liquidation. The second amendment to the Incentive Compensation Plan modified clauses (i) and (iii) of this definition for grants made on or after April 8, 2009 by: (a) deleting clause (i) in its entirety, (b) substituting the number “51” for “35” in clause (iii), and (c) excluding acquisitions by Mr. Krohn and his family for purposes of the triggering event in clause (iii).

An “acquisition event” is defined under the Incentive Compensation Plan as our merger or consolidation with or into another entity that results in our stock being converted into or exchanged for the right to receive cash, securities or property of another entity, or an exchange of our stock for cash, securities or property of another entity pursuant to a statutory share exchange transaction. Upon the occurrence of an acquisition event, all outstanding options will be assumed, or equivalent options will be substituted, by the acquiring entity. The risk of forfeiture associated with any restricted stock will inure to the benefit of the acquiring entity, and the Compensation Committee will have the discretion to determine the effect of an acquisition event on all remaining awards under the plan at the time of the grant of such award.

Discontinuance or Amendment of the Plan. The Board of Directors may discontinue the Incentive Compensation Plan, or amend the terms of the plan as permitted by applicable statutes, except that it may not revoke or unfavorably alter any outstanding award. The Board of Directors may also not amend the plan without shareholder approval where such approval is required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other applicable law or regulation.

Tax Withholding. We are entitled to withhold the amount of any tax attributed to any award granted under the plan, at such times as we deem necessary or appropriate under the laws in effect at such time.

United States Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences of certain transactions contemplated under the Incentive Compensation Plan based on federal income tax laws in effect on March 25, 2009. This summary applies to the Incentive Compensation Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees or directors. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Tax Consequences to Grantees under the Incentive Compensation Plan.

Options and Stock Appreciation Rights. Grantees will not realize taxable income upon the grant of an option that is not intended to qualify as an incentive option, or an SAR. Upon the exercise of a nonstatutory option or an SAR, a grantee will recognize ordinary compensation income (subject to our withholding obligations) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the exercise price (if any) paid. A grantee will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a nonstatutory option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “—Tax Consequences to the Company” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a grantee under the foregoing rules.

Grantees eligible to receive an option intended to qualify as an incentive option under Section 422 of the Code will not recognize taxable income on the grant of an incentive option. Upon the exercise of an incentive option, a grantee will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the incentive option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the grantee, which may cause such grantee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the grantee’s regular tax liability in a later year to the extent the grantee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive option), a grantee will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the grantee for the ISO Stock. However, if a grantee disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the grantee will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the grantee for such ISO Stock. A grantee would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive option, unless a grantee makes a Disqualifying Disposition of the ISO Stock. If a grantee makes a Disqualifying Disposition, we will then, subject to the discussion below under “—Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a grantee under the rules described in the preceding paragraph.

Under current rulings, if a grantee transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a option, either nonstatutory or incentive, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonstatutory option or incentive option exercise price (although a grantee would still recognize ordinary compensation income upon exercise of a nonstatutory option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered in satisfaction of the nonstatutory option or incentive option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the nonstatutory option or incentive option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the grantee, plus the amount of compensation income recognized by the grantee under the rules described above.

The Incentive Compensation Plan allows the Compensation Committee to permit the transfer of Awards in limited circumstances. For income and gift tax purposes, certain transfers of nonstatutory options and SARs generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonstatutory options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options, the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.

In addition, if the grantee transfers a vested nonstatutory option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-

skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonstatutory option at the time of the gift. The value of the nonstatutory option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the nonstatutory option and the illiquidity of the nonstatutory option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $13,000 per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonstatutory option will not be included in the grantee’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonstatutory options has not been extended to unvested nonstatutory options. Whether such consequences apply to unvested nonstatutory options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition. The Internal Revenue Service has not specifically addressed the tax consequences of a transfer of SARs.

Restricted Stock. A recipient of restricted stock generally will be subject to tax at ordinary income tax rates on the fair market value of the restricted stock reduced by any amount paid by the recipient at such time as the shares are no longer subject either to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code (a “Section 83(b) election”) within thirty days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends. Awards of restricted stock to covered employees will not qualify as performance-based compensation and the company will be subject to the limitation on deductibility under Section 162(m) of the Code.

Performance Awards. An individual who has been granted performance shares generally will not realize taxable income at the time of grant. Whether performance shares are paid in cash or shares of our Common Stock, the recipient will have ordinary compensation income in the amount of (i) any cash paid at the time of such payment and (ii) the fair market value of any shares of our Common Stock either at the time the performance shares are paid in such shares or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the recipient elects under Section 83(b) of the Code to be taxed without regard to any such restrictions.

Tax Consequences to the Company. Section 162(m) of the Code limits our ability to deduct compensation paid during any year to a “covered employee” in excess of $1,000,000, unless such compensation is based on performance criteria established by the Compensation Committee or meets another exception specified in Section 162(m) of the Code. Certain awards described above will not qualify as performance-based compensation or meet any other exception under Section 162(m) of the Code and, therefore, the Company’s deductions with respect to such awards will be subject to the limitations imposed by such section. To the extent a recipient recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code, and (ii) either the compensation is performance-based within the meaning of Section 162(m) of the Code or the $1,000,000 limitation of Section 162(m) of the Code is not exceeded. No deduction will be available to us for any amount paid under the Incentive Compensation Plan with respect to (a) any excise taxes due under Section 4999 of the Code with respect to amounts that are vested and/or payable due to a change in control and (b) any taxes due on the payment of such excise taxes described in clause (a).

New Plan Awards

The awards, if any, that will be made to eligible participants under the Incentive Compensation Plan are subject to the discretion of the Compensation Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to its executive officers, employees or directors under the Incentive Compensation Plan, as proposed to be amended, and therefore no New Plan Benefits Table is provided. No options have been granted under the Incentive Compensation Plan since its inception in 2004.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information about each of our equity compensation plans as of December 31, 2008:

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders:	—	—	1,116,615
Equity compensation plans not approved by security holders:	—	—	—

	—	—	1,116,615

As a result of the 2008 General Bonus grant of March 12, 2009, substantially all of the authorized and available shares have been issued to our employees.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO INCREASE THE SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER OUR INCENTIVE COMPENSATION PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of our Board appointed Ernst & Young LLP (“Ernst & Young”), independent public accountants, to audit our consolidated financial statements as of and for the year ending December 31, 2009. We are advised that no member of Ernst & Young has any direct or material indirect financial interest in our Company or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

If the appointment is not ratified, the Audit Committee will consider the appointment of other independent accountants. A representative of Ernst & Young is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

Ernst & Young has served as independent auditor for the Company since 2000. The aggregate fees and costs billed by Ernst & Young and its affiliates to the Company for the years ended December 31, 2008 and 2007 are identified below.

	2008	2007
Audit fees (1)	$1,623,000	$1,711,050
Tax fees (2)	137,000	204,145
All other fees (3)	2,257	1,624

	$1,762,257	$1,916,819

(1)	Includes fees for audit of our annual consolidated financial statements, including the effectiveness of our internal control over financial reporting, reviews of our quarterly consolidated financial statements, fees for issuance of comfort letters and consents related to our debt and equity offerings, and reviews of various documents filed with the Securities and Exchange Commission.
(2)	Includes fees for preparation of federal and state tax returns, tax planning advice and review of tax related issues with respect to proposed transactions.
(3)	Includes an annual fee for access to an accounting literature database.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT ACCOUNTANTS.

Audit Committee Report

The Board of Directors appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the Audit Committee. Each year, the Audit Committee reviews the charter and reports to the Board on its adequacy in light of applicable New York Stock Exchange (“NYSE”) rules. In addition, the Company furnishes an annual written affirmation to the NYSE relating to Audit Committee membership, the independence and financial management expertise of the Audit Committee and the adequacy of the Audit Committee charter.

During the last year, and earlier this year in preparation for the filing with the Securities and Exchange Commission (the “SEC”) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “10-K”), the Audit Committee:

•	reviewed and discussed the audited financial statements with management and the Company’s independent auditors;

•	reviewed the overall scope and plans for the audit and the results of the independent auditors’ examinations;

•

met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel;

•

discussed with the Company’s senior management, independent auditors and appropriate Company financial personnel the process used for the Company’s chief executive officer and chief financial officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 10-K and other periodic filings with the SEC;

•

reviewed and discussed with the independent auditors (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the written communication required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and the independence of the independent auditors, and (3) the matters required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, “Communication with Audit Committees”;

•

based on these reviews and discussions, as well as private discussions with the independent auditors and appropriate Company financial personnel, recommended to the Board of Directors the inclusion of the audited financial statements of the Company and its subsidiaries in the 10-K; and

•

determined that the non-audit services provided to the Company by the independent auditors (discussed above under the Proposal to Ratification of Appointment of Independent Accountants (Proposal 2)), are compatible with maintaining the independence of the independent auditors. The Committee’s pre-approval policies and procedures are discussed below.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, the charter clarifies that it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements and on the effectiveness of internal control over financial reporting. Audit Committee members are not employees of the Company or accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, that the Company’s internal controls over financial reporting were effective as of December 31, 2008 and on the representations of the independent auditors included in their report on the Company’s financial statements.

The Audit Committee met regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and received the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The Audit Committee maintains written procedures that require it to annually pre-approve the scope of all auditing services to be performed by the Company’s independent auditor. The Audit Committee’s procedures prohibit the independent auditor from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the Audit Committee or its Chair. Although applicable regulations waive these pre-approval requirements in certain limited circumstances, the Audit Committee reviews and pre-approves all non-audit services provided by Ernst & Young. The Audit Committee has determined that the provision of Ernst & Young’s non-audit services is compatible with maintaining Ernst & Young’s independence.

If you would like additional information on the responsibilities of the Audit Committee, please refer to its charter, a copy of which is posted on the Company’s website at www.wtoffshore.com and is available in print to any shareholder who requests it.

Submitted by the Audit Committee.

S. James Nelson, Jr. (Chair)	Robert I. Israel	Samir G. Gibara

CORPORATE GOVERNANCE

Corporate Governance Guidelines; Code of Business Conduct and Ethics

A complete copy of the Company’s corporate governance guidelines, which the Board reviews at least annually, is posted on the Company’s website at www.wtoffshore.com and is available in print to any shareholder who requests it. The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors. A complete copy of the Code of Business Conduct and Ethics is posted on the Company’s website at www.wtoffshore.com and is available in print to any shareholder who requests it. Because Tracy W. Krohn, the Company’s Chairman and Chief Executive Officer, controls approximately 51.1% of the outstanding shares of Common Stock, the Company is a “controlled company” under NYSE Corporate Governance Rules. Accordingly, the Company is not required to maintain a (i) majority of independent directors on the Board, (ii) Nominating and Corporate Governance Committee composed entirely of independent directors or (iii) Compensation Committee composed entirely of independent directors. Notwithstanding these exemptions, the Company requires that the Compensation Committee of the Board consist entirely of independent directors, as is more fully discussed under the heading Standing Committees of the Board of Directors below.

Independence

After reviewing the qualifications of our current directors and nominees, and any relationships they may have with the Company that might affect their independence, the Board has determined that each director and nominee, other than Messrs. Krohn and Freel and Ms. Boulet, is “independent” as that concept is defined by the NYSE’s Listed Company Manual. A business relationship with the Company or family relationship with an officer or director would prevent a director from being considered by the Board as “independent.”

Standing Committees of the Board of Directors

The Board has three standing committees—the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Audit Committee was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As discussed above, the Company is a “controlled company” within the meaning of the rules of the NYSE, and, accordingly, is not required to maintain an independent Compensation Committee or independent Nominating and Corporate Governance Committee. The Company believes, however, that it is in its best interests to have the Compensation Committee consisting entirely of independent directors. As such, the Company’s Compensation Committee Charter adopted by the Board of Directors requires all members to be independent.

Audit Committee

Currently, Messrs. Israel, Gibara and Nelson sit on the Company’s Audit Committee. Mr. Nelson is Chair of the Audit Committee. If elected, Mr. Stanley has agreed to serve on the Audit Committee. The Board has determined that Messrs. Nelson, Israel, Gibara and Stanley are “independent” under the standards of both the NYSE and Section 10A of the Exchange Act. The Board considers Messrs. Nelson, Israel, Gibara and Stanley to be “audit committee financial experts,” as defined under the Exchange Act and the rules and regulations promulgated thereunder. In connection with his appointment, the Board of Directors considered the fact that Mr. Nelson is a member of the audit committees of three other public companies, and found that such simultaneous service will not, and does not, impair his ability to effectively serve on the Audit Committee of the Company.

The Audit Committee establishes the scope of and oversees the annual audit, including recommending the independent public accountants that audit the Company’s financial statements and approving any other services provided by the accountants. The Audit Committee also assists the Board in fulfilling its oversight responsibilities by (1) overseeing the Company’s system of financial reporting, auditing, controls and legal compliance, (2) monitoring the operation of such system and the integrity of the Company’s financial statements, monitoring the qualifications, independence and performance of the outside auditors and any internal auditors who the Company may engage, and (3) reporting to the Board periodically concerning the activities of the Audit Committee. In performing its obligations, it is the responsibility of the Audit Committee to maintain free and open communication between it, the Company’s independent auditors, the internal accounting function and the management of the Company. The Audit Committee’s functions are further described under the heading Audit Committee Report. A copy of the Audit Committee’s Charter is posted on the Company’s website at www.wtoffshore.com and is available in print to any shareholder who requests it.

Nominating and Corporate Governance Committee

Mr. Krohn, Mr. Freel and Ms. Boulet serve as members of the Nominating and Corporate Governance Committee of the Board. Ms. Boulet is Chair of the Nominating and Corporate Governance Committee. None of these directors is independent as defined by the NYSE’s Listed Company Manual. The purpose of the Nominating and Corporate Governance Committee is to nominate candidates to serve on the Board of Directors and to approve director compensation. The factors and processes used to select potential nominees are more fully described in the section entitled Identifying and Evaluating Nominees for Directors . The Nominating and Corporate Governance Committee is also responsible for monitoring a process to assess Board effectiveness, developing and implementing corporate governance guidelines and taking a leadership role in regulating the corporate governance of the Company. A copy of the Nominating and Corporate Governance Committee’s Charter is posted on the Company’s website at www.wtoffshore.com and is available in print to any shareholder who requests it.

Compensation Committee

Currently, Messrs. Nelson and Gibara serve as members of the Compensation Committee. Mr. Nelson is Chair of the Compensation Committee. If elected, Mr. Stanley has agreed to serve on the Compensation Committee. Both of these directors and Mr. Stanley qualify as independent directors under NYSE listing standards, the Company’s corporate governance guidelines, “non-employee directors” under Rule 16b-3 promulgated under the Exchange Act and “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee performs an annual review of the compensation and benefits of the executive officers, establishes and reviews general policies related to employee compensation and benefits and administers the Incentive Compensation Plan and the Directors Compensation Plan. Under the terms of its charter, the Compensation Committee also determines the compensation for Mr. Krohn, the CEO of the Company. The Compensation Committee has the power to delegate some or all of its power and authority in administering the Incentive Compensation Plan of the Company to the Chief Executive

Officer, other senior members of management, or committee or subcommittee, as the Committee deems appropriate. However, the Compensation Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Exchange Act. If you would like additional information on the responsibilities of the Compensation Committee, please refer to its charter, which is available on our website at www.wtoffshore.com and is available in print to any shareholder who requests it.

Compen sation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth above. The Compensation Committee is comprised entirely of independent directors. In addition, none of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Meetings of the Board and the Committees of the Board

During 2008, the Board of Directors held seven meetings. The Compensation Committee held five meetings in 2008, and the Nominating and Corporate Governance Committee held one meeting in 2008. In 2008, the Audit Committee met five times. All of the directors attended at least seventy-five percent of the meetings of the Board and of the committees on which they served during 2008, except for J.F. Freel who attended five of the seven Board of Directors meetings held in 2008.

The Company’s directors are encouraged to attend the Annual Meeting, but the Company does not otherwise have a policy regarding such attendance. All directors were present at the Annual Meeting held in 2008.

Legal Proceedings

Currently, no director or executive officer, to our knowledge, is a party to any material legal proceeding adverse to the interests of the Company. Additionally, no director or executive officer has a material interest in a material proceeding adverse to the Company.

Director Nomination Process

The Nominating and Corporate Governance Committee will consider all properly submitted shareholder recommendations of candidates for election to the Board of Directors. Pursuant to Section 12 of the Company’s Bylaws, any shareholder may nominate candidates for election to the Board by giving timely notice of the nomination to the Secretary of the Company. The Company’s Bylaws require that any such shareholder must be a shareholder of record at the time it gives notice of the nomination. To be considered a timely nomination, the shareholder’s notice must be delivered to the Secretary at the Company’s principal office no later than 90 days prior to the first anniversary of the preceding year’s Annual Meeting and no earlier than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. In evaluating the recommendations of the shareholders for director nominees, as with all other possible director nominees, the Nominating and Corporate Governance Committee will address the criteria set forth below under the heading Identifying and Evaluating Nominees for Directors.

Any shareholder recommendations for director nominees should include the candidate’s name, qualifications and written consent to being named in the proxy statement and to serving on the Board if elected. The shareholder must also include any other business that the shareholder proposes to bring before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made. Additionally, the shareholder must provide his name and address, the name and address of any beneficial owner on whose behalf the shareholder is acting, and the number of shares of Common Stock beneficially owned by the shareholder and any beneficial owner for whom the shareholder is acting. Such written notice should be sent to:

J. F. Freel

Secretary

W&T Offshore, Inc.

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to serve as directors. The Nominating and Corporate Governance Committee evaluates candidates for nomination to the Board, including those recommended by shareholders, and conducts appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Corporate Governance Committee then recommends to the Board, nominees as directors to be presented for election at meetings of the shareholders or of the Board. As indicated above, shareholders may recommend possible director nominees for consideration to the Nominating and Corporate Governance Committee.

In evaluating nominees to serve as directors on the Board and in accordance with the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee selects candidates with the appropriate skills and characteristics required of Board members. Pertinent to this inquiry is the following non-exhaustive list of factors: independent business or professional experience; integrity and judgment; records of public service; ability to devote sufficient time to the affairs of the Company; diversity, age, skills, occupation, and understanding of financial statements and financial reporting systems. The Nominating and Corporate Governance Committee will also consider and weigh these factors in light of the current composition and needs of the Board. In 2009, the Nominating and Corporate Governance Committee approved Mr. Stanley’s inclusion on the Company’s proxy card for election to the Board of Directors at the 2009 Annual Meeting based on its own recommendation and aforementioned review process.

Director Compensation

Directors who are also employees of the Company receive no additional compensation for serving as directors or committee members. The Board and shareholders adopted the 2004 Directors Compensation Plan, which provides that the Compensation Committee may grant stock options or restricted or unrestricted stock to non-employee directors. A total of 666,918 shares of Common Stock were initially reserved for issuance under the 2004 Directors Compensation Plan.

In February 2008, the Board accepted the recommendation of the Compensation Committee and the Nominating and Corporate Governance Committee to revise the compensation paid to non-employee directors of the Company to provide that each would receive the following compensation:

(i) effective January 1, 2008, an annual retainer of $40,000, payable in equal quarterly installments (an increase of $10,000 compared with 2007);

(ii) at each Annual Meeting of shareholders, a restricted stock grant pursuant to the Company’s 2004 Director Compensation Plan covering shares of Common Stock of the Company having a fair market value (calculated as of the close of trading on the NYSE on the date of the annual board meeting) equal to $70,000;

(iii) compensation of $1,500 for each meeting of the Board or any Board committee meeting attended;

(iv) compensation of $5,000 for serving on any committee of the Board (except Chair of the Audit Committee);

(v) compensation of $5,000 for serving as chair of any committee of the Board (except Chair of the Audit Committee); and

(vi) compensation of $15,000 for serving as Chair of the Audit Committee of the Board.

The terms of the restricted stock grant are as set forth in the Company’s 2004 Director Compensation Plan, with restrictions lapsing with respect to one-third of the shares subject to the restricted stock grant on each of the first, second and third anniversary dates of the date of grant.

To the extent that a director requests the Company to, or any of a director’s employer requires such director to pay or deliver any fees and stock compensation earned from service on the Company’s Board, the Company will pay or deliver any fees and stock compensation related to the director’s service on the Board to such director’s employer (or an affiliate) as designated by such director. By agreement with their employers, such cash fees due Mr. Katz were paid to Jefferies Capital Partners. In addition, the Company has agreed to pay the cash fees earned by Mr. Nelson to FSD Corporation, an entity wholly owned by Mr. Nelson. Notwithstanding the existence of the aforementioned circumstances—whereby directors have designated their fees be paid to another entity—the Board determined that each of these persons was “independent” as defined by the NYSE listing standards.

The following table sets forth a summary of the compensation the Company paid to its non-employee directors in 2008:

Name	Fees Earned or Paid in Cash		Stock Awards (1)(2)	Total
Samir G. Gibara	$51,348		$15,557	$66,905
Robert I. Israel	63,500		49,360	112,860
Virginia Boulet	65,500		42,357	107,857
S. James Nelson, Jr.	90,792	(3)	42,357	133,149
Stuart B. Katz (5)	26,359	(4)	26,800	53,159

(1)	The amounts reflect the compensation expense recognized by the Company for financial reporting purposes in 2008, calculated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”), except that the amounts shown assume that there will be no service-based forfeitures of awards. The discussion of the assumptions used in calculating these values can be found in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.
(2)	On April 23, 2008, Mr. Israel received a restricted stock grant of 1,463 shares having a fair market value (calculated as of the close of trading on the NYSE on such date) equal to approximately $61,000. On May 5, 2008, each non-employee director received a restricted stock grant of 1,641 shares having a fair market value (calculated as of the close of trading on the NYSE on such date) equal to approximately $70,000. The total number of shares of restricted stock heretofore granted (and not forfeited) to non-employee directors equal 15,706 shares, leaving 651,212 shares of Common Stock available for future grants. As of December 31, 2008, each Director has the following aggregate number of outstanding shares of restricted stock accumulated for all years of service as a Director: Samir G. Gibara—1,641 shares; Robert I. Israel—2,616 shares; Virginia Boulet—2,945 shares; and S. James Nelson, Jr.—2,945 shares.
(3)	The cash fees earned by Mr. Nelson were paid to FSD Corporation, a wholly owned designee of Mr. Nelson.
(4)	The cash fees earned by Mr. Katz were paid to Jefferies Capital Partners, a designee of his employer.
(5)	Mr. Katz’s term as a director ended, and his restricted shares vested, on May 5, 2008, the date of the 2008 Annual Meeting.

Communications with the Board of Directors

At each regular meeting of the Board of Directors, the non-management directors meet in scheduled executive sessions without management. The non-employee directors elected S. James Nelson, Jr. as the presiding director of those meetings. As set forth on the Company’s website (www.wtoffshore.com), interested parties who would like to contact Mr. Nelson on a confidential basis may do so by sending an email to Presiding_Director@wtoffshore.com or by mailing a written communication to Presiding Director, W&T Offshore, Inc., Nine Greenway Plaza, Suite 300, Houston, Texas 77046.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 25, 2009, based on the 76,820,173 shares of Common Stock outstanding on that date, of (i) the Company’s Chief Executive Officer, Chief Financial Officer and each of the Company’s other three most highly compensated executive officers (the “Named Executive Officers”), (ii) each of the Company’s directors and nominees, (iii) all executive officers and directors of the Company as a group, and (iv) each person who beneficially owns more than five percent of the Company’s Common Stock. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person. To the knowledge of the Company, no person or entity holds more than 5% of the outstanding shares of Common Stock, except as set forth in the following table.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percent of Outstanding Common Stock
Tracy W. Krohn	39,234,187	51.1%
J. F. Freel	2,887,270	3.8%
Jamie L. Vazquez	89,273	*
W. Reid Lea	138,271	*
John D. Gibbons	34,274	*
Stephen L. Schroeder	94,647	*
Samir G. Gibara	1,641	*
S. James Nelson, Jr.	5,091	*
Virginia Boulet	4,091	*
Robert I. Israel	3,104	*
B. Frank Stanley	19,400	*
Directors and Executive Officers as a Group (11 persons)	42,511,249	55.3%
FMR LLC (2)	6,075,000	7.9%

82 Devonshire Street

Boston, MA, 02109

*	Less than one percent.
(1)	Under the regulations of the SEC, shares are deemed to be “beneficially owned” by a person if he directly or indirectly has or shares the power to vote or dispose of, or to direct the voting of or disposition of, such shares, whether or not he has any pecuniary interest in such shares, or if he has the power to acquire such power through the exercise of any option, warrant or right, which is presently exercisable or convertible or will be within 60 days of the measurement date.
(2)	All information in the table and in this notice with respect to FMR LLC (successor of FMR Corp.) (“FMR”) is based solely on the Schedule 13G/A filed by FMR with the SEC on February 17, 2009. According to the 13G/A, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 is the beneficial owner of 6,075,000 shares or approximately 7.9% of the Common Stock outstanding of the Company as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership by one investment company, Fidelity Low Priced Stock Fund, amounted to 6,075,000 shares or approximately 7.9% of the Common Stock outstanding. Fidelity Low Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR, through its control of Fidelity and the Funds, each has sole power to dispose of the 6,075,000 shares owned by the funds. The Schedule 13G/A states that members of the family of Edward C. Johnson 3d, Chairman of FMR, representing 49% of the voting power of FMR may be deemed under the Investment Company Act of 1940 to form a controlling group with respect to FMR. According to the 13G/A, the Funds’ Boards of Trustees has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. SEC rules require these persons to furnish us copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us during 2008 and written representations that no other reports were required with respect to 2008, these persons complied with applicable Section 16(a) filing requirements, except for 1) Mr. Krohn filed a Form 4 report on May 2, 2008 for three transactions, two of which he was required to report by April 18, 2007 and one of which he was required to report by January 30, 2006; and 2) Mr. Freel filed a Form 4 report on August 1, 2008 for a transaction he was required to report by June 27, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The primary objectives of our compensation program for executive officers are to attract, as needed, and retain the best possible executive talent, to stimulate the Company’s Named Executive Officers’ efforts on our behalf in a way that supports our financial performance objectives and business strategy, and to align their incentives with enhancement of shareholder value. In particular, our compensation program for Named Executive Officers is designed to reward superior job performance and individual initiative to help increase the Company’s oil and gas reserve and production rates and to contain increases in lease operating expense (“LOE”) and general and administrative (“G&A”) expense. Under its charter, the Compensation Committee is required to set the compensation of our Chief Executive Officer and is required to review and approve the evaluation process and the compensation of our other executive officers. The Compensation Committee has approved metrics by which executive bonuses and stock-related incentives will be awarded through the Company’s incentive plans. In that effort, the Compensation Committee applied the following compensation objectives in connection with its deliberations:

•

To compensate the Company’s Named Executive Officers with salaries comparable to those of similarly-situated executives at comparable companies, while taking into account the Company’s own relative performance and strategic goals; and

•

To provide a substantial portion of the Named Executive Officers’ compensation in the form of incentive compensation based upon the Company’s performance and the individual, departmental or divisional achievements of the executives.

It has been our strategy to compensate our Named Executive Officers (other than our Chief Executive Officer) under the same plan as our other employees, albeit at a higher potential award level. As such, the general and performance-based goals are the same for all of our employees.

Role of the Compensation Committee, its Consultant and Management

Our Board of Directors has entrusted the Compensation Committee to carry out the Board of Directors’ overall responsibility relating to the compensation of our senior executives. Our Chief Executive Officer also plays an important role in the executive compensation process, in overseeing the performance and dynamics of the executive team and generally keeping the Compensation Committee informed. All final approvals regarding our Named Executive Officers’ compensation remain with the Compensation Committee. Finally, independent consulting firms experienced in executive and overall compensation practices and policies may be retained to assist the Compensation Committee to calibrate the form and amount of executive compensation.

The Compensation Committee typically works with our Chief Executive Officer and President to implement and promote our executive compensation strategy. The most significant aspects of management’s involvement in this process are:

•	preparing materials in advance of Compensation Committee meetings for review by the Compensation Committee members;

•	evaluating employee performance;

•	recommending our business goals, subject to approval by the Board; and

•	recommending the compensation arrangements and components for our employees.

Our Chief Executive Officer is instrumental to this process. Specifically, the Chief Executive Officer assists the Compensation Committee by:

•	evaluating corporate officer performance;

•	providing background information regarding our business goals; and

•	recommending compensation arrangements and components for our executive officers (other than himself).

The Compensation Committee, together with the assistance and recommendation of our Chief Executive Officer, compensation consultants and any counsel or other advisors deemed appropriate by the Compensation Committee, typically reviews and discusses each particular executive compensation component presented and approves the compensation of the other Named Executive Officers. In the case of our Chief Executive Officer, the Compensation Committee reviews and discusses each compensation component (together with compensation consultants and any counsel, other advisors or members of management deemed appropriate by the Compensation Committee). Following this review, the Compensation Committee sets the salary and other compensation of our Chief Executive Officer.

Elements of 2008 Executive Compensation

Our Named Executive Officers’ compensation currently has two primary components—base salary and annual incentive compensation, which is comprised of cash bonuses and restricted stock awards granted pursuant to our incentive plans described below. Each component of the compensation program serves a particular purpose. Base salary is primarily designed to reward current and past performance and may be adjusted from time to time to realign salaries with market levels. Cash bonuses and restricted stock are used to reward individual contributions and superior job performance in connection with the overall performance of the Company. In addition, executives participate in the benefit plans and programs that are generally available to all employees of the Company and receive limited perquisites and other personal benefits, all of which are intended to be part of a competitive overall compensation program.

Base Salary. Base salaries for our Named Executive Officers are established based on their role within the Company and the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Their base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels (based on publicly available information from the Company’s peer group and other oil and gas industry survey data provided by compensation consultants) after taking into account individual responsibilities, performance and experience.

Bonus. The Compensation Committee considers Mr. Krohn’s compensation in a different manner than our other Named Executive Officers because of his majority ownership of the Company’s Common Stock. Because of this majority ownership, the Compensation Committee believes that the long-term interests of Mr. Krohn are already aligned with the long-term interests of our shareholders. Although Mr. Krohn is entitled to participate in our Incentive Compensation Plan, in the past Mr. Krohn has elected to not participate in our Incentive Compensation Plan. In addition, he is eligible to earn an annual cash bonus of up to $500,000, which is discussed in greater detail below.

Incentive Compensation. Our eligible employees including our Named Executive Officers may receive awards under our Incentive Compensation Plan, the purpose of which is to provide incentives to our eligible employees to devote their abilities and energies to our success. The Incentive Compensation Plan permits the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock and performance shares; however we have historically issued only restricted stock pursuant to the Incentive Compensation Plan by adoption of the Annual Plan. In October 2005, pursuant to our Incentive Compensation Plan, the Board of Directors adopted the 2005 Annual Incentive Plan (the “Annual Plan”), pursuant to which eligible employees, including our Named Executive Officers, may earn bonuses in the form of cash compensation and grants of restricted stock. The restricted stock granted as part of the General Bonus or Extraordinary Performance Bonus discussed below has been issued pursuant to the Annual Plan.

Under the Annual Plan, the Compensation Committee annually approves a bonus pool for all eligible employees, including our Named Executive Officers, which may be used to fund our General Bonus pool and Extraordinary Performance Bonus pool. The Extraordinary Performance Bonus pool is funded only after the General Bonus pool has been funded. In each case, we establish a target bonus amount for all employees and the pool is equal to the aggregation of the target bonus amounts for all employees. The target bonus levels for our

Named Executive Officers are set at the sole discretion of the Compensation Committee as a percentage of annual salary paid to each employee. Since inception of the Annual Plan, the target bonus amount for our Named Executive Officers has been set at 105% of annual salary paid for the General Bonus and 52.5% of annual salary paid for the Extraordinary Performance Bonus.

The General Bonus pool and Extraordinary Bonus pool for all eligible employees, including our Named Executive Officers, are funded from 5% of the Company’s annual pre-tax income, as adjusted for extraordinary or other unusual items, such as changes in generally accepted accounting principles, ceiling test write-downs, natural disasters and other non-recurring items, as determined by the Compensation Committee in its sole discretion (“Pre-Tax Income”). If our level of Pre-Tax Income is sufficient to pay the General Bonus in full, each Named Executive Officer will receive a cash bonus of 40% of his or her actual salary paid in the fiscal year and a restricted stock award with a market value equal to 65% of actual salary paid in the fiscal year. To the extent the bonus pool is insufficient for a given fiscal year to fund the full General Bonus for all eligible employees, including our Named Executive Officers, the bonus pool is allocated pro rata among all eligible employees. On March 10, 2009, the Compensation Committee determined that there were insufficient shares of Common Stock available for issuance under the Incentive Compensation Plan to satisfy the stock portion of the General Bonus for 2008, and accordingly modified the Annual Plan, as described below in further detail under the heading Setting Executive Compensation—Annual Incentive Compensation.

If 5% of our Pre-Tax Income, as determined by the Compensation Committee, exceeds the amount necessary to fund the General Bonus, then the excess amount may be used to fund the Extraordinary Performance Bonus pool. However, any payment of an Extraordinary Performance Bonus is contingent on our achievement of the following operational targets:

•	5% growth in production and 5% growth in total proved reserves;

•	No more than 5% growth in LOE, per Mcfe of production; and

•	No more than 5% growth in G&A costs, per Mcfe of production.

One half of the Extraordinary Performance Bonus will be paid if the Company achieves its production and total proved reserves growth target during the fiscal year. If the Company achieves its production and total proved reserves growth target during the fiscal year, an additional 25% of the Extraordinary Performance Bonus will be paid if the Company achieves its LOE target, and another 25% of the Extraordinary Performance Bonus will be paid if the Company achieves its G&A expense target. The Compensation Committee modified the 2008 G&A expense containment target to compare 2008 G&A expenses to 2006 G&A expenses. The Extraordinary Performance Bonus pool is targeted to pay each Named Executive Officer an amount equal to 52.5% of such employee’s actual salary paid in the fiscal year. To the extent that an Extraordinary Bonus is paid out the award would be paid 38% in cash and 62% in restricted stock. To the extent the bonus pool is insufficient for a given fiscal year to fund the full Extraordinary Performance Bonus, the bonus pool is allocated pro rata among all eligible employees.

On December 8, 2008, the Compensation Committee approved a change in the vesting schedules for all restricted stock subject to the Incentive Compensation Plan. As a result of this change, all restricted stock, including both shares outstanding and those to be granted in the future, now vests on December 15 of each year instead of December 31.

Other Compensation and Benefits. All of our Named Executive Officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability, accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as all other employees. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining executive officers and other employees.

Perquisites and Other Personal Benefits. We provide our Named Executive Officers with perquisites and other personal benefits that the Company and the Compensation Committee believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key executive positions, such as club memberships and residential expenses incurred to promote business development and efficiency in commuting between offices. Under an arrangement between the Company and the Chief Executive Officer, Mr. Krohn is entitled to the use of Company-owned (in which the Company has a fractional interest ) or chartered aircraft for personal travel. This benefit is reported as “other compensation” in the Summary Compensation Table that follows. For security reasons and to facilitate efficient business travel, Mr. Krohn uses Company provided aircraft for both business and personal travel. The Company reflects the amounts attributable to Mr. Krohn’s personal aircraft usage in the Summary Compensation Table as required by the proxy rules. In addition, aircraft personally owned by Mr. Krohn may be chartered by the Company for only business purposes of the Company, for up to 25 hours of flight time in any calendar year, unless the Audit Committee has authorized use in excess of 25 hours in any calendar year. In February 2009, the number of hours that the Company may charter Mr. Krohn’s aircraft was increased from 25 hours of flight time to 50 hours for the 2009 calendar year. This increase in the number of hours is attributable to anticipated increases in business travel. The Audit Committee has the authority at any time in its sole discretion to increase the allowed flight hours. In any event, the costs to the Company to charter Mr. Krohn’s aircraft may not exceed the cost to charter aircraft owned by a third party, which meets the needs for such trip (taking into account required seating capacity, operational requirements and flight duration).

Market Analysis

The Compensation Committee has historically used information on the compensation practices of select peer companies as a reference in its review and approval of compensation for our Named Executive Officers and other executive team members. This review is done with respect to both the structure of our executive compensation program and target compensation.

In 2008, Towers Perrin, which was retained by the Company as an independent compensation consultant, relied primarily on information from oil and gas industry survey data. Towers Perrin considered the industry peer group analysis only as a supplement and secondary reference point and focused on size related oil and gas industry survey data. Sources for the Towers Perrin survey data were:

•	Towers Perrin 2007 Oil & Gas Compensation Survey;

•	Mercer 2007 Energy Industry Compensation Survey; and

•	Watson Wyatt 2007/2008 Top Management Report.

The Compensation Committee was provided data at the 25th, 50th and 75th percentiles for each executive position and for each pay component. The data was adjusted, generally using regression analysis, to adjust for differences in revenue scope for each position relative to comparator company positions.

The supplemental peer group analysis consisted of data from the following companies: ATP Oil & Gas Corporation, Callon Petroleum Company, Energy Partners, Ltd., Mariner Energy, Inc. and Stone Energy Corporation. These companies were selected based on similar amounts of total proved reserves and similar geographical areas of operation. However, we did not benchmark data to this peer group in 2008.

Although Towers Perrin conducted a general review of our executive compensation program, the Committee only relied on this data when approving base salary adjustments.

At the Compensation Committee’s direction, management assembles the data collected by its compensation consultant, and provides the information to the Compensation Committee. Using this data, base salaries are generally targeted to the median range for a comparable position, which is considered to be 90%-110% of market derived salaries from published compensation survey sources.

The Compensation Committee may use its discretion to adjust a component of pay above or below the median range if, in its judgment, there are factors warranting the adjustment. Such factors may include alignment of the officer’s position with the corresponding position in the compensation consultant’s data, experience and value he or she brings to the role, sustained high-level performance, demonstrated success in meeting key financial and other business objectives and the amount of the officer’s pay relative to the pay of his or her peers within our company. The differences in compensation levels among our executive team members, including our Named Executive Officers, are primarily attributable to the differences in the median range of compensation for similar positions in our comparator group data and the Compensation Committee’s assessment of each position’s internal value for the Company.

Setting Executive Compensation

Base Salary. The base salary of each Named Executive Officer is reviewed annually by the Compensation Committee. The CEO’s salary is established by the Compensation Committee (and ratified by the Board), and for our other Named Executive Officers, our CEO recommends salaries, which are reviewed and approved by the Compensation Committee. Base salary is targeted for all executive positions near the median level of market derived salaries from published compensation survey sources. Individual salaries take into account the Company’s annual salary budget, the individual’s levels of responsibility, contribution and value to the Company, individual performance, prior relevant experience, breadth of knowledge and internal and external equity issues. In 2008, comparative compensation studies were conducted in July and October to assist the Compensation Committee in its evaluation. We amended Mr. Krohn’s employment agreement to increase his salary as provided in the table below. The Compensation Committee and the CEO found that the base salary amounts of our Named Executive Officers fell below the relevant median. In addition, Ms. Vazquez’s increase in base salary also reflects her appointment as President and her assumption of additional responsibilities in connection with that promotion.

Accordingly in 2008, the following changes to 2007 base salary amounts for the Named Executive Officers were made:

Name	2007 Base Salary	2008 Base Salary
Tracy W. Krohn	$500,000	$1,000,000
Jamie L. Vazquez	$230,000	$510,000
W. Reid Lea	$400,000	$500,000
John D. Gibbons	$350,000	$350,000
Stephen L. Schroeder	$270,000	$340,000

In 2009, based on Mr. Gibbons’ responsibility, contribution and value, his base salary was increased to $385,000. There have been no other changes to the base salaries of our Named Executive Officers in 2009.

Bonus. In October 2008, in connection with the amendment to his employment agreement, Mr. Krohn’s potential bonus award was increased to $500,000 from $250,000 following the Compensation Committee’s finding that his annual bonus compensation fell below the relevant median.

Annual Incentive Compensation. The Board annually reviews the recommendation of executive management regarding the performance-based goals for the Company and establishes the targets for reserve growth, production growth, LOE containment and G&A cost containment metrics, which were selected due to the Board’s belief they are important measures of Company performance and, in turn, potential shareholder value. For fiscal year 2008, the target for growth in reserves and production was 5% for fiscal year 2008 as compared to fiscal year 2007 and the target for cost control of LOE and G&A expense was a maximum increase of 5% from fiscal year 2007 for LOE and from fiscal year 2006 for G&A.

For 2008, the General Bonus pool was deemed fully funded; however, no Extraordinary Performance Bonus was granted because we did not meet our 2008 targets for growth in both reserves and production. Consequently, each Named Executive Officer, other than Mr. Krohn, was granted a cash bonus equal to 40% of his or her actual 2008 salary paid and, as provided below, restricted stock awards or cash equal to 65% of his or her actual 2008 salary paid. On March 10, 2009, the Compensation Committee approved a modification to the General Bonus for 2008 to be granted to the Company’s employees under its Annual Plan. Due to a decline in the market price of the Company’s Common Stock, the Compensation Committee determined that the number of shares available for issuance under the Incentive Compensation Plan at that date (1,119,804 shares) was insufficient to cover the portion of the General Bonus payable in restricted shares of the Company’s Common Stock (the “Stock Bonus Shares”) pursuant to the Annual Plan. Accordingly, the Company granted to its employees, including the Named Executive Officers other than Mr. Krohn, on a pro rata basis, 1,116,888 shares of restricted stock available to be issued under the Incentive Compensation Plan (the “Issued Bonus Shares”), based on the closing price of its Common Stock on March 11, 2009. The difference in value of the Stock Bonus Shares and the Issued Bonus Shares will be paid by the Company on or before May 15, 2009. The Company, at its sole discretion, may pay the difference in cash and/or in grants of additional shares of restricted stock based on the closing price of its Common Stock on May 4, 2009, should the Company’s shareholders approve the proposed increase in the number of shares available under the Incentive Compensation Plan.

Compensation Policies

Tax and Accounting Treatment. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the Company’s highest paid executive officers, however, the statute exempts qualifying performance-based compensation from the deduction limit when specified requirements are met. In general, awards to executive officers under the Company’s incentive programs have been structured to qualify for this exemption. However, the Compensation Committee retains the discretion to award compensation that exceeds Section 162(m)’s deductibility limit.

The Company accounts for stock-based payments in accordance with the requirements of SFAS No. 123(R), by which compensation cost is based on the fair value of the equity instrument on the date of grant and is recognized over the period during which an employee is required to provide service in exchange for the award. Because the Company may offer incentive stock options, non-qualified stock options and restricted stock grants, the deductibility of an equity compensation award by the Company may not always occur at the time the award is otherwise taxable to the employee.

Basis for Allocation among Incentives. Except as described above, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Incentive awards under the Incentive Compensation Plan may be granted in any one or a combination of (a) incentive stock options, (b) nonqualified stock options, (c) stock appreciation rights, (d) restricted stock and (e) performance shares.

Adjustment or Recovery of Awards upon Restatement of Company Performance. The Company does not have a formal policy with respect to whether its Named Executive Officers are required to return cash and equity incentive awards if the relevant performance targets upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Under the Annual Plan, however, the Compensation Committee has the authority to adjust financial targets when unforeseen events affect the Company’s results of operations.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on the Compensation Committee’s review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee.

S. James Nelson, Jr. (Chair)	Samir G. Gibara

EXECUTIVE COMPENSATION AND RELATED INFORMATION

2008 Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to Mr. Krohn, our Chairman and Chief Executive Officer, Mr. Gibbons, our Chief Financial Officer, and the Company’s three other most highly compensated executive officers for the year ended December 31, 2008.

Name and Principal Position	Year	Salary	Cash Bonus (4)	Stock Awards (5)	Non-Equity Incentive Plan Compensation (6)	All Other Compensation (7)(8)	Total
Tracy W. Krohn	2008	$594,703	$500,000	$—	$—	$391,472	$1,486,175
Chairman and Chief Executive Officer	2007	500,000	—	—	—	418,552	918,552
	2006	500,000	250,000	—	—	498,731	1,248,731

Jamie L. Vazquez	2008	324,166	—	137,334	129,666	10,404	601,570
President (1)

W. Reid Lea	2008	450,291	—	261,285	195,378	49,654	956,608
Executive Vice President and Manager of Corporate Development	2007 2006	386,000 348,000	— —	215,962 228,556	108,199 191,400	11,250 11,000	721,411 778,956

John D. Gibbons	2008	350,000	—	133,436	145,221	24,551	653,208
Senior Vice President, Chief Financial Officer and Chief Accounting Officer (2)(3)	2007	289,000	—	99,748	81,100	70,327	540,175

Stephen L. Schroeder	2008	304,815	—	142,377	121,926	10,495	579,613
Senior Vice President and Chief Operating Officer (3)	2007	270,000	—	114,094	75,702	10,385	470,181

(1)	Ms. Vazquez was not a Named Executive Officer in 2007. She was elected President on September 24, 2008.
(2)	Mr. Gibbons’ salary for 2007 reflects a pro rata disbursement of his annual base salary for the period beginning on his start date of employment, February 26, 2007.
(3)	Mr. Gibbons and Mr. Schroeder were not Named Executive Officers in 2006.
(4)	Mr. Krohn’s bonus awards are the only payments reflected in this column. All other cash incentives paid to the Named Executive Officers are reflected in the “Non-Equity Incentive Plan Compensation” column.
(5)	The amounts under “Stock Awards” reflect the compensation expense recognized by the Company for financial reporting purposes in 2006, 2007 and 2008, respectively, calculated in accordance with SFAS No. 123(R), except that the amounts shown assume that there will be no service-based forfeitures of awards. The discussion of the assumptions used in calculating these values can be found in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

(6)	The amounts under “Non-Equity Incentive Plan Compensation” reflect the cash portion of the General Bonus and the Extraordinary Performance Bonus, if any, under the Annual Plan, which are accrued in the applicable fiscal year and paid in March of the following fiscal year.
(7)	Excludes perquisites and other personal benefits if the total aggregate value (based on aggregate incremental cost to the Company) in a given year did not exceed $10,000. The amounts under “All Other Compensation” for 2008 include: (i) For Mr. Krohn, the incremental costs of $379,972 associated with his use of an airplane in which the Company owns a fractional interest, which costs represent the current market rates for equivalent use of chartered aircraft; (ii) For Mr. Lea, the incremental costs of $38,154 for living expenses away from his primary residence; and (iii) For Mr. Gibbons, the incremental costs of $13,051 for membership to Lakeside Country Club.
(8)	The amounts under “All Other Compensation” for 2007 and 2008 include company matching contributions to our 401(k) plan for each individual listed above.

2008 Grants of Plan-Based Awards

In March 2009, our Board of Directors approved the General Bonus of cash and restricted stock awards for 2008 under the Annual Plan, as described above in the Compensation Discussion and Analysis. The restricted stock portion of the General Bonus for 2008 was granted in 2009. The restricted stock granted in 2009 vests in three equal increments, the first vesting to occur on December 15, 2009, and will thereafter occur on December 15, 2010 and 2011. The following table sets forth information with respect to such restricted stock awards made to the Named Executive Officers in 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Grant (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards (1)
		Threshold	Target (1)	Maximum	Threshold	Target	Maximum
Tracy W. Krohn	—	$—	$—	$—	$—	$—	$—	$—
Jamie L. Vazquez	03/07/08	—	204,000	305,745	—	331,500	497,505	104,800
W. Reid Lea	03/07/08	—	200,000	299,750	—	325,000	487,750	175,840
John D. Gibbons	03/07/08	—	140,000	209,825	—	227,500	341,425	131,808
Stephen L. Schroeder	03/07/08	—	136,000	203,830	—	221,000	331,670	123,040

(1)	If target thresholds are achieved for the General Bonus under the Annual Plan, then each Named Executive Officer will receive an amount equal to 105% of such employee’s actual salary paid in the fiscal year, with a cash bonus of 40% of his or her actual salary paid in the fiscal year and a restricted stock award with a market value equal to 65% of actual salary paid in the fiscal year.
(2)	If the performance goals and target thresholds are achieved for the Extraordinary Performance Bonus under the Annual Plan, then each Named Executive Officer will receive an amount equal to 52.5% of his or her actual salary paid in the fiscal year, with 38% paid in cash and 62% paid in restricted stock.
(3)	The dollar amount indicated is the aggregate grant date fair value computed in accordance with SFAS No. 123(R), except that the amounts shown assume that there will be no service-based forfeiture of awards. The assumptions used in determining the grant date fair value are described in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

We maintain employment agreements with each of the Named Executive Officers. Tracy W. Krohn serves as the Company’s Chairman and Chief Executive Officer. Mr. Krohn serves under an employment agreement that has a term of three years. However, on each anniversary date, his agreement will automatically renew for one additional year unless, on or before the date that is 90 days prior to the first day of such extension period, either party shall give written notice to the other that no such automatic extension shall occur. Mr. Krohn’s employment agreement provides for an annual base salary of $1,000,000 and a cash bonus up to $500,000 to be paid by March 15th of the year following the close of the applicable taxable year of service. His employment agreement provides that he is entitled to both business and personal use of aircraft in which the Company has a fractional interest. The Company may also charter Mr. Krohn’s private aircraft for up to 25 flight hours per year, unless the Audit Committee has authorized use in excess of 25 hours in any calendar year, provided that the costs do not exceed a comparable charter for a third-party aircraft. The Compensation Committee also has the authority to pay additional bonuses to Mr. Krohn in its discretion, during the term of his agreement. The potential severance and change of control provisions within Mr. Krohn’s employment agreement are discussed in detail below under the heading Potential Payments Upon a Termination or Change in Control.

The employment agreements for the Named Executive Officers other than Mr. Krohn also have a term of three years, provided, that on each anniversary thereafter, the term shall automatically be extended for an additional one-year period unless, on or before the date that is 90 days prior to the first day of such extension period, either party shall give written notice to the other that no such automatic extension shall occur. The Company has provided written notice to Mr. Schroeder that his employment contract will not automatically renew on the applicable date. The Company intends to provide written notice to the other Named Executive Officers (other than Mr. Krohn) that their respective employment contracts will not automatically renew on the applicable date. The executives are eligible to participate in the Company’s bonus plans and long term incentive plans as approved from time to time by the Compensation Committee. The current base salaries for each of the Named Executive Officers under their employment agreements are: Jamie Vazquez—$510,000; Reid Lea -$500,000; Stephen L. Schroeder—$340,000 reflecting an increase in 2008 pursuant to a review by the Compensation Committee of his performance and market conditions at that time; and John D. Gibbons—$385,000, reflecting an increase in 2009. Mr. Gibbons’ employment agreement specifically grants him 6,473 shares of unvested restricted Common Stock to vest in thirds on each December 31, beginning in 2007 and continuing to 2009, which vesting date was changed to December 15 for 2008 and 2009 by the Compensation Committee. This grant of shares of restricted Common Stock is governed by the terms of the Incentive Compensation Plan, as described above. The employment agreements also provide for potential severance payments upon certain termination scenarios and a change in control, as discussed further below under the heading Potential Payments Upon a Termination or Change in Control.

Outstanding Equity Awards at December 31, 2008

The following table sets forth information regarding restricted stock that has not vested for each of the Named Executive Officers outstanding as of December 31, 2008. The Company did not grant option awards in 2008 and there are no stock options outstanding as of December 31, 2008.

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested (1)
Tracy W. Krohn	—		$—
Jamie L. Vazquez	4,602	(2)	65,901
W. Reid Lea	7,447	(3)	106,641
John D. Gibbons	4,903	(4)	70,211
Stephen L. Schroeder	5,183	(5)	74,221

(1)	The market value of the shares of restricted stock that have not vested was calculated using the closing price of the Company’s Common Stock on December 31, 2008 of $14.32 per share.
(2)	The unvested restricted stock of Ms. Vazquez outstanding as of December 31, 2008 vests as follows: 3,511 shares on December 15, 2009; 1,091 shares on December 15, 2010.
(3)	The unvested restricted stock of Mr. Lea outstanding as of December 31, 2008 vests as follows: 5,616 shares on December 15, 2009; 1,831 shares on December 15, 2010.
(4)	The unvested restricted stock of Mr. Gibbons outstanding as of December 31, 2008 vests as follows: 3,530 shares on December 15, 2009; 1,373 shares on December 15, 2010.
(5)	The unvested restricted stock of Mr. Schroeder outstanding as of December 31, 2008 vests as follows: 3,902 shares on December 15, 2009; 1,281 shares on December 15, 2010.

Stock Vested Table for 2008

The following table sets forth information regarding the vesting of restricted stock for each of the Named Executive Officers during 2008. No option awards vested in 2008.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Tracy W. Krohn	—	$—
Jamie L. Vazquez	4,522	61,002
W. Reid Lea	8,659	116,810
John D. Gibbons	3,531	47,633
Stephen L. Schroeder	4,854	65,480

(1)	The value realized on vesting was calculated using the closing price of the Company’s Common Stock on December 15, 2008 of $13.49 per share.

Potential Payments Upon Termination or a Change in Control

Each of the Company’s Named Executive Officers has an employment agreement with the Company.

Employment Agreement with Tracy W. Krohn

Mr. Krohn’s employment agreement provides for a potential severance payment in certain situations. If, during the term of his agreement, the Company terminates the employment of Mr. Krohn for any reason other than for “cause” (generally defined to include Mr. Krohn’s fraud or dishonesty in the performance of Company business which results in demonstrable damage to the Company, his conviction of a crime of moral turpitude, any violation of his confidentiality or non-competition obligations, or any willful failure, neglect, or refusal to perform his duties under the agreement or any material breach by him of his agreement), or Mr. Krohn terminates his employment for “good reason” (generally defined to include a breach by the Company of the agreement or a material adverse change in Mr. Krohn’s title, position or responsibilities), whether or not in connection with a change of control, Mr. Krohn will be entitled to receive his base salary until the actual termination date of his agreement, a pro rata portion of his bonus and a severance payment in the amount of 2.99 times his average annual income over the most recent five taxable years (the “CEO Severance Payment”). If the Company fails to renew Mr. Krohn’s employment agreement without cause, Mr. Krohn will also have the option of resigning and receiving the CEO Severance Payment. If Mr. Krohn’s employment is terminated due to his death or “disability,” (defined as Mr. Krohn’s inability to fulfill his duties due to physical or mental illness for a total of 120 days in any twelve-month period), the Company’s payment obligations will cease other than providing payment of earned but unpaid salary, reimbursement of legitimate business expenses yet unpaid, and continued medical benefits to his dependents in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, or “COBRA.”

The definition of “change of control” in Mr. Krohn’s employment agreement varies from the employment contracts for the other executive officers in that such an event only occurs upon (i) any merger or consolidation whereby the outstanding stock of the Company prior to the transaction constitutes less than 50% of the voting power in the resulting entity; (ii) any sale of all or substantially all of the Company’s assets; or (iii) the complete liquidation of the Company.

Mr. Krohn has agreed that during the term of his agreement, he will not compete with the Company or solicit any of the Company’s customers, employees, consultants or independent contractors with whom we do business. The Company may require Mr. Krohn to sign a complete release of the Company and its affiliates prior to his receipt of any potential CEO Severance Payment.

Employment Agreements with the Remaining Named Executive Officers

The employment agreements for the remaining Named Executive Officers provide for termination benefits, triggered upon a termination by us without “cause” (as defined below), a termination by the executive for “good reason” (as defined below), and upon a change of control (as defined below), in an amount of three times the “base amount” of such employee’s annual compensation, determined in accordance with Section 280G of the Code, (“Section 280G”) less $1.00 (the “Severance Payment”). These amounts will be paid to the executives within five days of the applicable triggering event, unless Section 409A of the Code requires that such payment be delayed for an additional period of six months to avoid additional taxes. In the event that the payment is due to a termination by the Company without cause or a good reason termination by the executive, the Company may require that the executive sign a complete release from any and all claims and causes of action against the Company and our affiliates as a condition to receiving the payment.

In such cases of termination, each of the other Named Executive Officers (other than Mr. Krohn), are also entitled to have the Company reimburse them for a period of twelve months after termination for the difference between the amount that such former employees pay to continue health insurance coverage under COBRA and the employee contribution amount that active senior employees pay for the same or similar coverage under the Company’s health group plan.

Within the employment agreements for the Named Executive Officers other than Mr. Krohn:

(i) “Cause” is generally defined to include willful misconduct, gross negligence, material breach of the agreement or Company policy, conviction of a crime of moral turpitude or a felony, and engaging in acts of serious dishonesty which adversely affects the Company;

(ii) “Good reason” generally includes a breach by the Company of the agreement; a significant reduction in the executive’s title, duties or responsibilities; or any requirement that the executive relocate to a position more than fifty miles from his or her present business address; and

(iii) “Change of control” means (i) a merger, consolidation, or sale of all or substantially all of the assets of the Company if (A) the Board of Directors of the Company prior to the transaction do not constitute a majority of the board of directors of the resulting entity or (B) the shareholders of the Company do not beneficially own 40% or more of the voting power in the resulting entity in similar proportions to what they owned in the Company prior to the transaction; (ii) the dissolution or liquidation of the Company; (iii) when any person acquires ownership or control of more than 60% of the Company or resulting entity (if through a merger); (iv) when, in connection with a contested election, the directors of the Board prior to the contest cease to constitute a majority of the Board of Directors. Notwithstanding the foregoing, a transaction is not a “change of control,” if approved by the Shareholders of the Company and the Board of Directors, and there is no change of control of the Board of Directors after the transaction.

Incentive Compensation Plan and Annual Plan

As of December 31, 2008, the Company’s Incentive Compensation Plan provided that in the event of a change of control of the Company, all outstanding options, stock appreciation rights and restricted stock become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each award. The plan defines a “change of control” to generally include: (i) when at least 35% of the Company’s shares are not owned by Mr. Krohn, his spouse and descendents, or entities or trusts under Mr. Krohn’s control; (ii) any merger or consolidation whereby the outstanding stock of the Company prior to the transaction constitutes less than 50% of the voting power in the resulting entity; (iii) an acquisition of beneficial ownership by a person if, after the acquisition, the person beneficially owns 35% or more of the outstanding stock of the Company or the voting power of the Company (this does not include any acquisition directly from or by the Company, through an employee benefit plan sponsored by the Company, or that results in beneficial owners of outstanding Company stock prior to the acquisition by another corporation beneficially owning more than 50% of the then-outstanding shares of the corporation in the same proportion as their previous ownership of Company stock); (iv) any sale of all or substantially all of the Company’s assets; or (v) the complete liquidation of the Company. Each of these potential scenarios is addressed in the table below; however, following the second amendment to the Incentive Compensation Plan on April 8, 2009, clauses (i) and (iii) were modified by: (a) deleting clause (i) in its entirety, (b) substituting the number “51” for “35” in clause (iii), and (c) excluding acquisitions by Mr. Krohn and his family for purposes of the triggering event in clause (iii). In addition, in the event of a change of control, all performance shares or other performance-based awards shall be immediately payable based upon the extent, as determined by the Compensation Committee, to which the performance goals for the performance period then in progress have been met up through the date of the change of control or based on 100% of the value on the date of grant of the performance shares or other performance-based award, if such amount is higher. Notwithstanding the foregoing, vesting will not occur with regard to restricted stock if, in the event of a merger into and with an acquiring company, each unvested share of restricted stock is converted into the same number of unvested shares of restricted stock of the acquiring company and such conversion is consummated within thirty (30) days of the change of control event.

As of December 31, 2008 the Incentive Compensation Plan also provided that in the event that an executive officer that is also a party to an employment agreement is terminated, (i) by the Company without “cause,” (ii) due to the death or “permanent disability” of the executive officer, (iii) due to the expiration of the term under an employment agreement to which the executive officer is a party (except where expiration of the term is due to an election by the executive officer not to extend) or, (iv) by the executive officer “for good reason,” all unvested restricted stock of the executive officer shall vest on the date of termination. Each of these potential scenarios is addressed in the table below; however, following the second amendment to the Incentive Compensation Plan on April 8, 2009, clause (iii) above relating to the expiration of an employment agreement’s term was removed from the list of events that would result in accelerated vesting of restricted stock. Each of the terms within this paragraph has the same meaning as given such term in an executive’s applicable employment agreement. Please see Employment Agreement with Tracy Krohn and Employment Agreements with the Remaining Named Executive Officers.

The Company’s Annual Plan provides for both cash bonuses and awards of restricted stock. Restricted stock awards granted under the Company’s Annual Plan will remain subject to the terms and conditions of the Incentive Compensation Plan as well as the Annual Plan. On the date of a change of control (as defined in the Incentive Compensation Plan) the Company’s obligations under all outstanding annual cash bonus awards will be paid, on a pro-rated basis, for that part of the fiscal year that will have lapsed prior to the date of the change of control, while the restricted stock awarded under the Annual Plan will vest in full according to the terms of the Incentive Compensation Plan.

The following table reflects the values that each of the Named Executive Officers would receive upon certain terminations of employment or upon a change in control. For purposes of these calculations, the Company has made certain assumptions which we consider reasonable, such as all legitimate reimbursable business expenses are current, and that all earned salary payments are current as of the date of the potential termination scenario. We have assumed that each of the events which constitute a termination of employment or a change in control of the Company have occurred on December 31, 2008, on which day the closing sales price of our stock was $14.32. The actual amount of payments that each executive could receive may not be determined with complete accuracy until such time as an actual termination or change of control occurs, but the values below are our best estimate as to the potential payments each executive would receive as of December 31, 2008.

Potential Payments Upon a Termination or Change of Control Table

Executive and Compensation Component	Change of Control (1)	Death and Disability (2)	Termination by Company without Cause or by Executive for Good Reason (3)	Failure of Company to Renew Employment without Cause (4)
Krohn
Pro-Rata Bonus (5)	$500,000	N/A	$500,000	N/A
CEO Severance Payment (6)	N/A	N/A	$2,242,518	$2,242,518
Continued Medical (7)	N/A	$10,582	$10,582	N/A
Accelerated Equity (8)	$0	$0	$0	$0
Total	$500,000	$10,582	$2,753,100	$2,242,518
Vazquez
Pro-Rata Bonus (5)	$129,666	N/A	N/A	N/A
Severance Payment (9)	$1,248,701	N/A	$1,248,701	N/A
Continued Medical (7)	N/A	N/A	$19,548	N/A
Accelerated Equity (8)	$62,357	$62,357	$62,357	$62,357
Total	$1,440,724	$62,357	$1,330,606	$62,357
Lea
Pro-Rata Bonus (5)	$195,378	N/A	N/A	N/A
Severance Payment (9)	$2,173,124	N/A	$2,173,124	N/A
Continued Medical (7)	N/A	N/A	$19,483	N/A
Accelerated Equity (8)	$100,907	$100,907	$100,907	$100,907
Total	$2,469,409	$100,907	$2,293,514	$100,907
Gibbons
Pro-Rata Bonus (5)	$145,221	N/A	N/A	N/A
Severance Payment (9)	$1,224,755	N/A	$1,224,755	N/A
Continued Medical (7)	N/A	N/A	N/A	N/A
Accelerated Equity (8)	$66,436	$66,436	$66,436	$66,436
Total	$1,436,412	$66,436	$1,291,191	$66,436
Schroeder
Pro-Rata Bonus (5)	$121,926	N/A	N/A	N/A
Severance Payment (9)	$1,231,136	N/A	$1,231,136	N/A
Continued Medical (7)	N/A	N/A	$20,083	N/A
Accelerated Equity (8)	$70,230	$70,230	$70,230	$70,230
Total	$1,423,292	$70,230	$1,321,449	$70,230

1)	The “Change of Control” column will reflect a trigger of the change in control definition that is applicable to either the executive’s employment agreement, or the Incentive Compensation Plan, as applicable for the compensation component at issue.

2)	The “Death and Disability” column will reflect a termination due to death or disability, with the term of “disability” to have been satisfied as necessary pursuant to such definition within Mr. Krohn’s employment agreement, or for the remaining Named Executive Officers pursuant to the Incentive Compensation Plan, as applicable.
3)	The definitions necessary to determine the existence of a termination for “cause” or “good reason” defined, as applicable, are found in the executive’s employment agreement or under the Incentive Compensation Plan.
4)	Only Mr. Krohn’s employment agreement provides for a cash payment upon the Company’s choice not to renew his employment term; however, before the CEO Severance Payment is provided to Mr. Krohn he must have chosen to resign from his position with the Company. Each of the Named Executive Officers, including Mr. Krohn, will receive accelerated vesting for their equity awards pursuant to a non-renewal without cause pursuant to the Incentive Compensation Plan.
5)	Each of the Named Executive Officers would be entitled to receive a pro-rata bonus pursuant to the Incentive Plan upon a change in control, although with the assumption that the change in control occurred on December 31, 2008, the amounts reflected in the table are the full 2008 year bonuses also reflected in the Summary Compensation Table. Under a potential termination without cause or for good reason, no amounts have been included for Mr. Krohn’s salary, as we have assumed for purposes of this table that all salary payments are current as of the date of termination. The amount of Mr. Krohn’s pro-rata bonus provided for pursuant to his employment agreement also reflects the full amount of the annual bonus he was entitled to receive during the 2008 year because the potential termination payments were determined as if he was employed through the full 2008 year and terminated on December 31, 2008.
6)	This amount was calculated by multiplying 2.99 by the average of Mr. Krohn’s W2 taxable income for the previous five years, or $750,006.
7)	The Company will offer medical benefits to Mr. Krohn and his dependents in accordance with COBRA and any other applicable law. For the remaining Named Executive Officers, the Company will provide payments to the executives in the amounts equaling the difference between the amount the executive pays to effect and continue coverage under COBRA and the amount that active senior employees pay for similar coverage under the Company’s plans. Mr. Gibbons has declined participation in the Company’s medical benefits.
8)	As of December 31, 2008, in the event of a change in control requiring vesting, the aggregate value of the shares that would have vested upon an event requiring acceleration for each entitled executive officer was calculated by multiplying the closing stock price of $13.55 by the following number of unvested shares held on this date: (i) Ms. Vazquez—4,602 shares; (ii) Mr. Lea—7,447 shares; (iii) Mr. Gibbons—4,903 shares; and (iv) Mr. Schroeder—reflecting 5,183 shares. Mr. Krohn did not have any unvested shares as of December 31, 2008, although if he had, he would have been eligible for the accelerated equity upon a change in control as well.
9)	The amounts for the Severance Amounts were calculated by averaging the previous five years W2 compensation for each executive, multiplying this amount by 3, and then subtracting $1.00.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company utilizes Brooke Companies, Inc. (“Brooke”) on a non-exclusive basis to provide personnel to fill temporary and permanent staffing needs of the Company. Mr. Krohn’s ex-wife owns 100% of Brooke. During the year ended December 31, 2008, the Company paid Brooke approximately $316,000.

During 2008, we paid approximately $311,000 to Adams and Reese LLP for legal services. A member of our Board of Directors, Virginia Boulet, serves as special counsel to Adams and Reese LLP.

The Company has adopted policies and procedures for approval of related party transactions, which are set forth in our Code of Business Conduct and Ethics. Such policies and procedures state that the Company shall not enter into any contractual relationship or transaction that would be required to be disclosed under Section 404 of Regulation S-K, or any successor to such regulation (a “Transaction”) without first complying with the provisions of the Code of Conduct and Ethics. The Audit Committee of the Board of Directors will be responsible for approving and negotiating the terms of such a proposed Transaction. If a Transaction involves a corporate opportunity, such opportunity must have been first rejected by the Company. The Audit Committee has the authority to approve or disapprove the use of the rejected corporate opportunity by the individual who wants to utilize the opportunity that the Company has rejected. No such Transaction shall be approved by the Audit Committee unless the terms of such Transaction are the same or more favorable than those which would have been obtainable at the time in arm’s-length dealing with unaffiliated persons. If the Audit Committee approves the Transaction, the Company shall be authorized to proceed with the Transaction as approved and to execute the documents necessary to give effect to such Transaction. The Company will make all required disclosures as appropriate in its periodic or special filings. Notwithstanding the foregoing, the Board of Directors shall have authority over any Transaction that may involve a change in control of the Company and in such a case, the Board of Directors may adopt such procedures that it deems necessary to review such Transaction. A written copy of our Code of Business Conduct and Ethics can be found on our website at www.wtoffshore.com.

SHAREHOLDER PROPOSALS

At the Annual Meeting each year, the Board of Directors submits to shareholders its nominees for election as directors. The Board of Directors may also submit other matters to the shareholders for action at the Annual Meeting. Shareholders of the Corporation may also submit proposals 120 days prior to April 6, 2010 for inclusion in the proxy materials. If you want the Company to consider including a proposal in next year’s 2010 proxy statement, you must submit the proposal in writing to our Secretary no later than December 7, 2009. If you want us to consider including a nominee for election to the Board of Directors at the 2010 Annual Meeting, you must submit the nominees name in accordance with the procedures discussed more fully in the section entitled Director Nomination Process, no earlier than January 4, 2010 and no later than February 3, 2010. Please mail any nomination or proposal following the prescribed guidelines to Secretary, W&T Offshore, Inc., Nine Greenway Plaza, Suite 300, Houston, Texas 77046.

OTHER MATTERS

Neither I nor any of the persons named as proxies know of any matters other than those described above to be voted on at the 2009 Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on these matters, subject to the discretion of the Board of Directors.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2008, accompanies this Proxy Statement, but it is not to be deemed a part of the proxy soliciting material.

Shareholders may obtain additional copies of our current Annual Report on Form 10-K without charge by writing to our Secretary at W&T Offshore, Inc., Nine Greenway Plaza, Suite 300, Houston, Texas 77046. Our Annual Report on Form 10-K and other filings with the SEC may also be accessed through our website at www.wtoffshore.com or the SEC’s website at www.sec.gov.

By Order of the Board of Directors,

J. F. Freel

Secretary

APPENDIX A

THIRD AMENDMENT TO THE

W&T OFFSHORE, INC. LONG-TERM INCENTIVE COMPENSATION PLAN

The Board of Directors of W&T Offshore, Inc., a Texas corporation (the “Company”), hereby makes this Third Amendment (the “Third Amendment”) to the W&T Offshore, Inc. Long-Term Incentive Compensation Plan (as amended, the “Plan”) this 8th day of April, 2009.

WITNESSETH:

WHEREAS, the Company originally established the Plan to be effective as of April 15, 2004, for purposes of providing incentive compensation awards to certain employees, officers, consultants and advisors based on the Company’s common stock (the “Stock”);

WHEREAS, the Board of Directors first amended the Plan by that certain Clarification Memo Relating to 2004 W&T Offshore, Inc. Long-Term Incentive Plan as Modified by 2005 Annual Incentive Plan, dated November 3, 2006 (the “First Amendment”);

WHEREAS, the Board of Directors next amended the Plan by that certain Second Amendment to the W&T Offshore, Inc. Long-Term Incentive Plan as Modified by 2005 Annual Incentive Plan, dated April 8, 2009 (the “Second Amendment”);

WHEREAS, the Board of Directors of the Company has determined that there are no longer sufficient shares of Stock available for issuance under the Plan to meet the Company’s needs for future grants during the coming years;

WHEREAS, the Board of Directors of the Company has determined that it is the best interest of the Company and its shareholders to increase the number of shares available for issuance under the Plan so that the Company may continue to grant incentive and reward opportunities to eligible participants under the Plan;

WHEREAS, the Board of Directors of the Company has determined that the number of shares available for issuance under the Plan should reflect both the existing number of shares approved for issuance under the Plan, including the number of shares previously issued pursuant to the Plan, as well as the amount of shares added to the Plan by this Third Amendment; and

WHEREAS, the Third Amendment shall not become effective unless and until the Company’s shareholders vote to approve the Third Amendment at the 2009 Annual Meeting of Shareholders of the Company.

NOW THEREFORE, for and in consideration of the foregoing and the agreements contained herein, the Plan shall be amended as follows:

1.	Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning ascribed thereto in the Plan.

2.	Amendment. Section 6(a) of the Plan is hereby deleted in its entirety and replaced with the following:

Maximum Shares. Subject to adjustment as provided in this Section 6, there is hereby reserved for issuance under the Plan up to 3,667,293 shares of Stock of the Company. If shares of Stock of the Company are split, then the number of shares reserved for issuance under the Plan shall be automatically adjusted to reflect such a stock split.

3.	Remainder of Plan. Except as expressly provided herein, the Plan remains in full force and effect. In the event that the Company’s shareholders approve this Third Amendment at the 2009 Annual Meeting of Shareholders of the Company, the term “Plan” shall hereafter refer to the Plan as amended by this Third Amendment.

A-1

IN WITNESS WHEREOF, the Company has caused the Third Amendment to be duly executed in its name and on its behalf by its duly authorized representative on the date set forth above.

W & T OFFSHORE, INC.

By:
Name:
Title:

A-2

APPENDIX B

W&T OFFSHORE, INC.

LONG-TERM INCENTIVE COMPENSATION PLAN

This Long-Term Incentive Compensation Plan (“Plan”), effective April 15, 2004, is established primarily to encourage employees and consultants of W & T Offshore, Inc. (the “Company”), its Affiliates, and its joint ventures to acquire Stock and other equity-based interests in the Company. It is believed that the Plan will stimulate employees’ and consultants’ efforts on the Company’s behalf, will tend to maintain and strengthen their desire to remain with the Company, will be in the interest of the Company and its shareholders, and will encourage such employees and consultants to have greater personal financial investment in the Company thorough ownership of its Stock. The Plan supersedes and replaces that certain Long Term Incentive Plan of the Company adopted in 2003 (the “Original Incentive Plan”).

1. Definitions

“Affiliate” shall have the meaning assigned to the term pursuant to Rule 12b-2 as promulgated under the Securities Exchange Act of 1934, as amended.

The “Board” means the Board of Directors of the Company.

“Cause” shall mean: (a) theft of property belonging to the Company or one of its Affiliates (including but not limited to trade secrets and confidential information); (b) fraud on the Company or one of its Affiliates; (c) conviction of, or pleading “no contest” to, a felony committed while employed by or consulting for the Company or one of its Affiliates; (d) breach of fiduciary duty to the Company or one of its Affiliates; or (e) deliberate, willful or gross misconduct related to the Company or an Affiliate.

The “Code” means the Internal Revenue Code of 1986, as amended, or any successor code thereto.

The “Committee” means the Compensation Committee of the Board of Directors of the Company.

The “Company” means W & T Offshore, Inc.

“Covered Employee” means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

“Division” shall mean a section of the Company or an Affiliate.

“Eligible Employee” mean a regular full-time or part-time employee of the Company, its Affiliates, and its joint ventures, including officers, whether or not under direction of the Company.

“Fair Market Value” means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. For purposes of awards effective as of the effective date of the Company’s initial public offering, Fair Market Value of Stock shall be the price at which the Stock is offered to the public in its initial public offering.

“Incentive Option” means an Option that by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

“Incentives” means awards made under this Plan of any of the following, or any combination of the following: (a) Options (including both Incentive Options and Nonstatutory Stock Options); (b) Stock Appreciation Rights; (c) Restricted Stock; and (d) Performance Shares.

“Nonstatutory Stock Option” means any Option that is not an Incentive Option.

“Option” means an option to purchase one or more shares of the Company’s Stock.

“Participant” means any holder of an Incentive awarded under the Plan.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share of stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. In the case of Qualified Performance-Based Incentives, the Committee will, within the time prescribed by Section 162(m) of the Code, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance Period for recipients of such Incentives.

“Performance Goals” means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, Division or Participant.

“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, an Incentive.

“Performance Shares” shall mean contingent awards granted by the Committee in shares of Stock, cash or any combination of Stock and Stock and cash, with such awards only paid if the Company, an Affiliate, or Division specified by the Committee meets Performance Goals established by the Committee.

“Plan” shall refer to the Long-Term Incentive Compensation Plan described in this document.

“Qualified Performance-Based Incentives” means awards of Incentives intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

“Restricted Stock” means shares of Stock granted to a Participant subject to a Risk of Forfeiture.

“Restriction Period” means the period of time, established by the Committee in connection with an award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable award agreement.

“Risk of Forfeiture” means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire shares of Restricted Stock at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

“Stock” shall refer to one or more shares of the Company’s common stock.

“Stock Appreciation Right” means a right to receive any excess in the Fair Market Value of shares of Stock over a specified exercise price.

2. Incentives

Incentives under the Plan may be granted in any one or a combination of (a) Incentive Options (or other statutory stock option); (b) Nonstatutory Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock; and (e) Performance Shares. All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee, except that the provisions of this Plan shall not apply retroactively to any Incentive issued before the effective date of this Plan. Determinations by the Committee under the Plan (including, without limitation, determinations as to the Eligible Employees; the form, amount and timing of Incentives; and the terms and provisions of agreements evidencing Incentives) need not be uniform and may be made selectively among Eligible Employees who receive, or are eligible to receive, Incentives, whether or not such Eligible Employees are similarly situated.

3. Administration

(a) Compensation Committee. The Plan shall be administered by the Compensation Committee. No person who makes or participates in making an award under this Plan, whether as a member of the Committee, a delegate of the Committee, or in any other capacity, shall make or participate in making an award to himself or herself. No director or person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Powers of Committee. The Committee will have full discretionary power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, in addition to all other powers provided by this Plan, the Committee’s discretionary powers will include, but will not be limited to, the following discretionary powers:

(1) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(2) To interpret the Plan;

(3) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan, and the determination of whether a worker is an Eligible Employee shall be made in the sole and exclusive discretion of the Committee;

(4) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan;

(5) To delegate some or all of its power and authority to the Chief Executive officer, other senior members of management, or committee or subcommittee, as the Committee deems appropriate. However, the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Securities Exchange Act of 1934;

(6) To impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to share ownership or holding period requirements and requirements to enter into or to comply with confidentiality agreements and, to the extent allowed by law, non-competition and other restrictive or similar covenants.

(7) To correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award made under the Plan in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency; and

(8) If the Committee determines that the amendment of an Incentive awarded under this Plan is in the best interest of a Participant, to amend any such Incentive without the consent of the Participant.

Any determination by the Committee or its delegate(s) shall be final, binding and conclusive on all persons, in the absence of clear and convincing evidence that the Committee or its delegates(s) acted arbitrarily and capriciously.

(c) Vesting Period. If applicable, the Committee shall determine the vesting period for Incentives granted under this Plan and shall specify such vesting period in writing in making an award of an Incentive under this Plan. However, should the Committee award Options under this Plan without specifying a vesting period, then the vesting period shall be five years, with 20% of the Options to vest at the end of each calendar year following the award.

(d) Documentation of Award of Incentive. Each Incentive awarded under this Plan shall be evidenced in such written form as the Committee shall determine. Each award may contain terms and conditions in addition to those set forth in the Plan.

(e) Participants Outside the United States. The Committee may modify the terms of any Incentive granted under the Plan to a Participant who is, at the time of grant or during the term of the Incentive, resident or primarily employed outside of the United States. Such modification, which may be made in any manner deemed by the Committee to be necessary or appropriate, shall only be made in order that the Incentive shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Incentive to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Incentive to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such modified Incentive. No such modification, supplement, amendment, restatement or alternative version may increase the share limits set forth in this Plan.

4. Eligibility/ Forfeiture in the Event of Termination for Cause

(a) Eligibility. Eligible Employees may receive Incentives under this Plan. Those directors who are not regular employees of the Company are not eligible to receive Incentives. Unless otherwise indicated in this Plan, consultants to the Company are also eligible to receive Incentives.

(b) Forfeiture. If the Company or one of its Affiliates terminates an Eligible Employee for Cause or cancels the engagement of a consultant for Cause, the Board, by written resolution, may, to the fullest extent allowed by law, cancel and/or cause the forfeiture of any unvested and/or unexercised Option and any unpaid Stock Appreciation Right, unvested Performance Share, or Restricted Stock awarded to such Eligible Employee or consultant.

5. Qualified Performance-Based Incentives

(a) Applicability. This section will apply only to Covered Employees, or to those persons whom the Committee determines are reasonably likely to become Covered Employees in the period covered by an Incentive. The Committee may, in its discretion, select particular Covered Employees to receive Qualified Performance-Based Incentives. The Committee may, in its discretion, grant Incentives (other than Qualified Performance-Based Incentives) to Covered Employees that do not satisfy the requirements of this section.

(b) Purpose. As to any Covered Employee or person likely to become a Covered Employee during the period covered by an Incentive, the Committee shall have the ability to qualify any of the Incentives as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Incentive as a Qualified Performance-Based Incentive, the provisions of this section will control over any contrary provision contained in the Plan. In the course of granting any Incentive, the Committee may specifically designate the Incentive as intended to qualify as a Qualified Performance-Based Incentive.

However, no Incentive shall be considered to have failed to qualify as a Qualified Performance-Based Incentive solely because the Incentive is not expressly designated as a Qualified Performance-Based Incentive, if the Incentive otherwise satisfies the provisions of this section and the requirements of Section 162(m) of the Code and the regulations thereunder applicable to “performance-based compensation.”

(c) Authority. All grants of Incentives intended to qualify as Qualified Performance-Based Incentives shall be made by the Committee or, if all of the members thereof do not qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, by a subcommittee of the Committee consisting of such of the members of the Committee who do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan. The Committee (or subcommittee, if necessary) shall also determine the terms applicable to Qualified Performance-Based Incentives.

(d) Discretion of Committee. Options may be granted as Qualified Performance-Based Incentives. The exercise price of any Option intended to qualify as a Qualified Performance-Based Incentive shall in no event be less that the Fair Market Value on the date of the grant of the Stock covered by the Option. With regard to other Incentives intended to qualify as Qualified Performance-Based Incentives, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period. Additionally, the Committee shall have full discretion to establish the Performance Criteria, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, Affiliate or Division or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Incentives shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code), and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

(e) Payment of Qualified Performance-Based Incentives. A Participant will be eligible to receive payment under a Qualified Performance-Based Incentive that is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Incentive, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Incentive earned for the Performance Period, if, in its sole and absolute discretion, such reduction or elimination is appropriate.

(f) Limitation of Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Incentive shall be made except on such basis, if any, as will not cause such Incentive to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

6. Shares Available for Incentives and Limits on Incentives

(a) Maximum Shares. Subject to adjustment as provided in this Section 6, there is hereby reserved for issuance under the Plan up to 250,000 shares of Stock of the Company. If shares of Stock of the Company are split, then the number of shares reserved for issuance under the Plan shall be automatically adjusted to reflect such a stock split.

(b) Limit on an Individual’s Incentives. In any given year, no Eligible Employee may receive Incentives covering more than 20% of the aggregate number of shares which may be issued pursuant to the Plan. Except as may otherwise be permitted by the Code, Incentive Options granted to an Eligible Employee during one calendar year shall be limited as follows: at the time the Incentive Options are granted, the Fair Market Value of the Stock covered by Incentive Options first exercisable by an Eligible Employee in any calendar year may not, in the aggregate, exceed $100,000. The maximum Qualified Performance-Based Incentive payment to any one Participant under the Plan for a Performance Period is 20% of the aggregate number of shares that may be issued pursuant to the Plan, or if the Qualified Performance-Based Incentive is paid in cash, that number of shares multiplied by the Fair Market Value of the Stock as of the date the Qualified Performance-Based Incentive is granted.

(c) Source of Shares. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Stock or from Stock held in the Company treasury. There are no unexercised Options outstanding under the Original Incentive Plan. To the extent that shares of Stock subject to an outstanding award under the Plan are not issued by reason of forfeiture, termination, surrender, cancellation, or expiration while unexercised; by reason of the tendering or withholding of shares to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to the award; by reason of being settled in cash in lieu of shares or settled in a manner that some or all of the shares covered by the award are not issued to the Participant; or being exchanged for a grant under the Plan that does not involve Stock, then such shares shall immediately again be available for issuance under the Plan, unless such availability would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any other applicable law or regulation.

(d) Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the Plan; in the number and kind of shares covered by Incentives granted; in the price of Options; and in the Fair Market Value of Stock Appreciation Rights. No adjustment under this section or any other part of this Plan shall be made if: (1) it would cause an Incentive granted under this Plan as a Qualified Performance-Based Incentive to fail under Code 162(m), or (2) it would cause an Incentive granted as Incentive Option to fail to meet the criteria for Incentive Option.

7. Options

The Committee may grant options qualifying as Incentive Options under the Code, other statutory options under the Code, and Nonstatutory Options. Such Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Option Price. The option price per share with respect to each Option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Company’s Stock on the date the Option is granted; provided, however, that in the case of an Incentive Option granted to an Eligible Employee who, immediately prior to such grant, owns stock (either common or preferred) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary of the Company, the option price shall not be less than one hundred ten percent (110%) of the fair market value on the date of grant.

(b) Period of Option. The period of each Option shall be fixed by the Committee but shall not exceed ten (10) years.

(c) Payment. The Option price shall be payable in cash at the time the Option is exercised; provided, however, that in lieu of such cash the person exercising the Option may pay the option price in whole or in part by delivering Stock having a fair market value on the date of exercise of the Option equal to the option price for the shares being purchased. No shares shall be issued until full payment for such shares has been made. A grantee of an Option shall have none of the rights of a shareholder until the shares are issued.

(d) Exercise of Option. So long as an Option grantee remains employed by the Company, the shares covered by an Option may be purchased in such installments and on such exercise dates as the Committee or its delegate may determine. In no event shall any Option be exercisable after its specified expiration period.

(e) Termination of Employment. Upon the termination of an Option grantee’s employment (for any reason other than retirement, death or Cause) Option privileges shall be limited to the shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Options outstanding but not yet exercisable upon the termination of an Option grantee’s employment may become exercisable in accordance with a schedule to be determined by the Committee. Such Option privileges shall expire unless exercised or surrendered under a Stock Appreciation Right within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Option. Incentive Options must, however, be exercised no later than three months after termination of employment, unless the Option grantee is disabled, in which case this three month period is extended to one year. If a Participant’s employment or consulting assignment is terminated for Cause, all rights under the Option shall expire upon the Participant’s receipt of the notice of such termination.

(f) Retirement. Upon retirement of an Option grantee, Option privileges shall apply to those shares immediately exercisable at the date of retirement. The Committee, however, in its discretion, may provide that any Options outstanding but not yet exercisable upon the retirement of an Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Option privileges shall expire unless exercised within such period of time as may be established by the Committee but in no event later than the expiration data of the Option.

(g) Death. Upon the death of an Option grantee, Option privileges shall apply to those shares that were immediately exercisable at the time of death. The Committee, however, in its discretion, may provide that any Options outstanding but not yet exercisable upon the death of an Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by legal representatives within a period of time as determined by the Committee but in no event later than the expiration date of the Option.

(h) Divorce. Incentive Stock Options transferred incident to divorce will cease to be statutory stock options on transfer.

(i) Cancellation of Options with No Value. Any person who receives a grant of Options under this Plan may be required, at the time the Options are awarded, to sign a consent allowing the Board, in its discretion, to cancel the Options if their Fair Market Value decreases such that their exercise price is significantly above their Fair Market Value.

8. Stock Appreciation Rights

The Committee may, in its discretion, grant Stock Appreciation Rights either singly or in combination with an underlying Option granted hereunder. Such Stock Appreciation Rights shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Time and Period of Grant. If a Stock Appreciation Right is granted with respect to an underlying Option, it may be granted at the time of the Option or at any time thereafter but prior to the expiration of the Option. If a Stock Appreciation Right is granted with respect to an underlying Option, at the time the Stock Appreciation Right is granted, the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Option. In no event shall the exercise period for a Stock Appreciation Right exceed the exercise period for such Option. If a Stock Appreciation Right is granted without an underlying Option, the Committee shall set the period for exercise of the Stock Appreciation Right.

(b) Value of Stock Appreciation Right. If a Stock Appreciation Right is granted with respect to an underlying Option, the grantee will be entitled to surrender the Option that is then exercisable and receive in exchange an amount equal to the excess of the Fair Market Value of the Stock on the date the election to surrender is received by the Company over the Option price multiplied by the number of shares covered by the Options that are surrendered. If a Stock Appreciation Right is granted without an underlying Option, the grantee will receive upon exercise of the Stock Appreciation Right an amount equal to or exceeding the Fair Market Value of the Stock on the date the election to surrender such Stock Appreciation Right is received by the Company over the Fair Market Value of the Stock on the date of grant multiplied by the number of shares covered by the grant of the Stock Appreciation Right.

(c) Payment of Stock Appreciation Right. Payment of a Stock Appreciation Right shall be in the form of shares of Stock, cash, or any combination of Stock and Stock and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

9. Performance Shares

The Committee may grant Performance Shares to any Eligible Employee selected by the Committee in its sole discretion. Such Performance Shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Performance Period and Performance Goals. In granting Performances Shares, the Committee shall determine and specify the Performance Period. The Committee shall also establish Performance Goals to be met by the Company, Affiliate or Division during the Performance Period as a condition to payment of the Performance Share grant. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

(b) Payment of Performance Shares. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share grant if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share grant shall be expressed in terms of shares of Stock. After the completion of a Performance Period, the performance of the Company, Affiliate, or Division shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share grant shall be paid. The Committee, in its discretion, may elect to make payment in shares of Stock, cash or a combination of Stock and Stock and cash. Any cash payment shall be based on the Fair Market Value of Performance Shares on, or reasonably close to, the date of payment.

(c) Revision of Performance Goals. At any time prior to the end of a Performance Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur that have a substantial effect on the performance of the Company, Affiliate or Division and that in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made.

(d) Requirement of Employment. A grantee of Performance Shares must remain in the employment of the Company until the completion of the Performance Period in order to be entitled to payment under the Performance Share grant. However, the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable.

(e) Dividends. The Committee may, in its discretion, at the time of the granting of Performance Shares, provide that any dividends declared on the Stock during the Performance Period, and that would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

10. Restricted Stock

The Committee may award Restricted Stock to a grantee. All shares of Restricted Stock granted shall be subject to a Risk of Forfeiture as determined by the Committee, and shall additionally be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Requirement of Employment. A grantee of Restricted Stock must remain in the employment of the Company during the Restriction Period in order to retain the shares of Restricted Stock. If the grantee leaves the employment of the Company prior to the end of the Restriction Period, the Restricted Stock award shall terminate and the shares of Stock shall be returned immediately to the Company. However, the Committee may, at the time of the grant, allow the employment restriction to lapse with respect to a portion or portions of the Restricted Stock at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

(b) Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Stock except as expressly permitted in this Plan. Each certificate for shares of Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

(c) Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock award will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(d) Lapse of Restrictions. All restrictions imposed on the Restricted Stock shall lapse upon the expiration of the Restriction Period if the conditions of the grant have been met. The grantee shall then be entitled to have the legend removed from the certificates.

(e) Dividends. The Committee shall, in its discretion, at the time the Restricted Stock is awarded, provide that any dividends declared on the Stock during the Restriction Period shall either be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

11. Acquisition and Change of Control Events

(a) Definitions

(1) “Acquisition Event” shall mean:

(i) Any merger or consolidation of the Company with or into another entity as a result of which the Company’s Stock is converted into or exchanged for the right to receive cash, securities of the other entity, or other property; or

(ii) Any exchange of shares of the Company for cash, securities of another entity or other property pursuant to a statutory share exchange transaction.

(2) “Change of Control Event” shall mean:

(i) at least 35% of the capital stock of the Company ceases to the owned by the majority shareholder of the Company as of the date of adoption of this Plan, his wife, and/or their descendants by blood or adoption (collectively the “Majority Holders”); spouses or surviving spouses of members of the Majority Holders; trusts for the benefit of one or more members of the Majority Holders; entities controlled by one or more members of the Majority Holders or foundations established by the Majority Holders; or

(ii) any merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

(iii) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 35% or more of either (A) the then-outstanding shares of Stock of the Company (the “Outstanding Company Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). However, for purposes of this subsection (iii), the following acquisitions shall not give rise to a Change of Control event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust ) sponsored or maintained by the Company or an Affiliate, or (D) any acquisition by any corporation pursuant to a transaction that results in all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such transaction (which shall include, without limitation, a corporation that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively;

(iv) any sale of all or substantially all of the assets of the Company; or

(v) the complete liquidation of the Company.

(b) Effect on Options

(1) Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an Affiliate thereof). However, if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between the Option holder and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes of this section, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock). However, if the consideration received as a result of the Acquisition Event is not solely Stock of the acquiring or succeeding corporation (or an Affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of Stock of the acquiring or succeeding corporation (or an Affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Stock as a result of the Acquisition Event. Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an Affiliate thereof), does not agree to assume such Options, or substitute equivalent options for such Options, then the Board shall, upon written notice to the Option holders, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Option holders before the consummation of such

Acquisition Event. However, in the event of an Acquisition Event under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Option holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(2) Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

(c) Effect on Restricted Stock

(1) Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding grant of Restricted Stock shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property into which the Stock was converted or for which it was exchanged pursuant to such Acquisition Event in the same manner and to the same extent as such rights applied to the Stock subject to such Restricted Stock award.

(2) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock award or any other agreement between a holder of a Restricted Stock award and the Company, all restrictions and conditions on all Restricted Stock awards then outstanding shall automatically be deemed terminated or satisfied.

(d) Effect on Other Awards

(1) Acquisition Event that is not a Change in Control Event. The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Incentive granted under the Plan at the time of the grant of such Incentive.

(2) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Incentive or any other agreement between an Incentive holder and the Company, all other Incentives shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Incentive. Additionally, upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), all Performance Shares or other performance-based awards shall be immediately payable based upon the extent, as determined by the Committee, to which the Performance Goals for the Performance Period then in progress have been met up through the date of the Change in Control or based on 100% of the value on the date of grant of the Performance Shares or other performance- based award, if such amount is higher.

12. Discontinuance or Amendment of the Plan

The Board may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any other applicable law or regulation. No Incentive shall be granted under the Plan after April     , 2014, but Incentives granted prior to such date may extend beyond the date.

13. Nontransferability

Incentive Options granted under the Plan shall not be transferable except by will or the laws of descent and distribution. To the extent allowed by law, Nonstatutory Options may be transferable to certain family members or foundations for no value or other consideration. Each other Incentive granted under the Plan may be transferable subject to the terms and conditions as may be established by the Committee in accordance with regulations promulgated under the Securities Exchange Act of 1934, or any other applicable law or regulation.

14. No Right of Employment

The Plan and the Incentives granted hereunder shall not confer upon any Eligible Employee the right to continued employment with the Company, its Affiliates, or its joint ventures, or affect in any way the right of such entities to terminate the employment of an Eligible Employee at any time and for any reason. Neither shall the Plan and the Incentives granted hereunder confer on a consultant the right to continuation of his or her consulting agreement.

15. Taxes

The Company shall be entitled, at the time the Company deems appropriate under the law then in effect, to withhold the amount of any tax attributed to any Incentive granted under the Plan.

16. Governing Law

The provisions of this Plan and all awards made under this Plan shall be governed by and interpreted in accordance with the law of the State of Texas, without regard to applicable conflicts of law principles.

17. Miscellaneous

The provisions of this Plan shall be severable, and the invalidity of any particular provision of the Plan shall not cause the Plan as a whole to be invalid.

Adopted by the Board of Directors this 15th day of April, 2004.

CLARIFICATION MEMO RELATING TO 2004

W&T OFFSHORE, INC. LONG-TERM INCENTIVE PLAN AS MODIFIED BY 2005

ANNUAL INCENTIVE PLAN (the “Plan”)

Pursuant to the Plan, the Compensation Committee of W&T Offshore, Inc. is given the authority to interpret the Plan and from time to time to adopt rules and regulations to carry out the Plan. In accordance with the authority granted the Compensation Committee under the Plan, the Compensation Committee does hereby adopt the following interpretive rules that shall govern the implementation of the Plan:

1.	Capitalized terms used herein shall have the meanings ascribed to them in the Plan.

2.	Upon the occurrence of a Change of Control Event, all unvested Restricted Stock of a Participant who is employed by the Company on the date of such occurrence shall vest on such date. Notwithstanding the foregoing, no vesting shall occur upon the occurrence of a Change of Control Event (i) if in the event of a merger with and into a acquirer each unvested share of Restricted Stock shall be converted into unvested shares of restricted stock of the acquirer (on the same terms and conditions , including the vesting term, as were applicable under the original award of the Restricted Stock, but subject to vesting as provided in Paragraph 3 below) equal to the same number of shares of stock of the acquirer that each vested share of stock of the Company shall be converted into in connection with such merger and (ii) such conversion is consummated within thirty (30) days of the Change in Control Event.

3.	Upon the termination of the employment of a Participant (i) by the Company without Cause, (ii) due to the death or permanent disability a Participant, (iii) due to the expiration of the term under an employment agreement (that provides for annual automatic renewal) to which such Participant is a party (except where expiration of the term is due to an election by such Participant not to extend) or (iv) by such Participant “for good cause” under an employment contract to which such Participant is a party, all unvested Restricted Stock of such Participant (including any unvested shares of restricted stock received by such Participant as provided in section 2 above, in connection with a Change of Control Event) shall vest on the date of such termination.

4.	If a Participant commences employment after the beginning of a given year or Performance Period, the base salary of such Participant used in the calculation of any general or performance cash or restricted stock bonus that may be due such Participant shall be that portion of such Participant’s annual base salary that was paid to such Participant during such partial year or Performance Period.

Approved this 3rd of November, 2006.
Compensation Committee of W&T Offshore, Inc.

/s/ James Luikart	/s/ Stuart Katz
James Luikart—Chairman	Stuart Katz

SECOND AMENDMENT TO THE

W&T OFFSHORE, INC. LONG-TERM INCENTIVE COMPENSATION PLAN

The Board of Directors hereby makes this Second Amendment (the “Second Amendment”) this 8th day of April, 2009.

WITNESSETH:

WHEREAS, W&T Offshore, Inc., a Texas corporation (the “Company”) originally established the W&T Offshore, Inc. Long-Term Incentive Compensation Plan (the “Plan”) to be effective as of April 15, 2004, for purposes of providing incentive compensation awards to certain employees, officers, consultants and advisors based on the Company’s common stock (the “Stock”);

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has the authority pursuant to Section 3 of the Plan to interpret the plan and adopt rules and regulations to carry out the administration of the Plan;

WHEREAS, the Compensation Committee adopted the Clarification Memo Relating to 2004 W&T Offshore, Inc. Long-Term Incentive Plan as Modified by 2005 Annual Incentive Plan, dated November 3, 2006 (the “First Amendment”), which, among other things, provides that unvested restricted shares of Stock would vest upon the occurrence of certain events;

WHEREAS, the Compensation Committee approved additional modifications of the Plan and the First Amendment on April 8, 2009, and recommended that the Board of Directors approve such provisions as a second amendment of the Plan;

WHEREAS, the Board of Directors now desires to adopt the amended provisions of the Plan and the First Amendment as a second amendment to the Plan; and

WHEREAS, unless otherwise defined herein, capitalized terms used herein shall have the same meaning ascribed thereto in the Plan.

NOW THEREFORE, for and in consideration of the foregoing and the agreements contained herein, the Plan shall be amended as follows:

1.	The provisions of the First Amendment shall be amended and restated as follows:

a.	Upon the occurrence of a Change of Control Event, all unvested Restricted Stock of a Participant who is employed by the Company on the date of such occurrence shall vest on such date. Notwithstanding the foregoing, no vesting shall occur upon the occurrence of a Change of Control Event (i) if in the event of a merger with and into a acquirer each unvested share of Restricted Stock shall be converted into unvested shares of restricted stock of the acquirer (on the same terms and conditions, including the vesting term, as were applicable under the original award of the Restricted Stock, but subject to vesting as provided in Paragraph 3 below) equal to the same number of shares of stock of the acquirer that each vested share of stock of the Company shall be converted into in connection with such merger and (ii) such conversion is consummated within thirty (30) days of the Change of Control Event.

b.

In the event that a Participant is also a party to an employment agreement with the Company or any Affiliate at the time of his or her termination of employment, upon such termination of employment, (i) by the Company (or the Affiliate, if applicable) without “Cause,” (ii) due to the death or “Permanent Disability” of a Participant, or (iii) by such Participant for “Good Reason” under the employment agreement, all unvested Restricted Stock of such Participant (including any unvested shares of Restricted Stock received by such Participant as provided in section 2 above, in connection with a Change of Control Event) shall vest on the date of such termination of employment. Each of the capitalized and quoted terms used in this Section 3 shall have the meaning given such term within the applicable employment agreement; provided, however, that in the event that such term is not a defined term within the applicable employment agreement, such term shall have the meaning as set forth for such term in the Plan. In the event that a Participant is not a party to an employment agreement with the Company or any Affiliate upon his or her termination of employment for any reason, all vesting and other restrictions of such Participant’s Restricted Stock shall be solely governed by the terms of the Plan and any individual award agreement issued to the Participant pursuant to the Plan.

c.	If a Participant commences employment after the beginning of a given year or Performance Period, the base salary of such Participant used in the calculation of any general or performance cash or restricted stock bonus that may be due such Participant shall be that portion of such Participant’s annual base salary that was paid to such Participant during such partial year or Performance Period.

2.	To become effective as of April 8, 2009 with respect to grants of Incentives made pursuant to the Plan on or after April 8, 2009:

a.	Section 11(a)(2)(i) of the Plan is hereby amended and restated in its entirety as follows:

“(i) Reserved; or”

b.	Section 11(a)(2)(iii) of the Plan is hereby amended and restated in its entirety as follows:

“the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 51% or more of either (A) the then-outstanding shares of Stock of the Company (the “Outstanding Company Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). However, for purposes of this subsection (iii), the following acquisitions shall not give rise to a Change of Control event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust ) sponsored or maintained by the Company or an Affiliate, (D) any acquisition by any corporation pursuant to a transaction that results in all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such transaction (which shall include, without limitation, a corporation that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively, or (E) any acquisition by the majority shareholder of the Company as of the date of the adoption of this Plan, his wife, and/or their descendants by blood or adoption (collectively, the “Majority Holders”); spouses or surviving spouses of members of the Majority Holders; trusts for the benefit of one or more members of the Majority Holders; entities controlled by one or more members of the Majority Holders or foundations established by the Majority Holders; or”

3.	Except as expressly provided herein, the Plan remains in full force and effect.

W&T OFFSHORE
INCORPORATED

000004

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 4, 2009.

Annual Meeting Proxy Card

123456 C0123456789 12345

1. Election of Directors:

Nominee	For	Withhold
01 - Ms. Virginia Boulet	☐	☐
02 - Mr. J. F. Freel	☐	☐
03 - Mr. Samir G. Gibara	☐	☐
04 - Mr. Robert I. Israel	☐	☐
05 - Mr. Tracy W. Krohn	☐	☐
06 - Mr. S. James Nelson, Jr.	☐	☐
07 - Mr. B. Frank Stanley	☐	☐

+

Proposal	For	Against	Abstain
2. Proposal to increase the number of shares of Common Stock available for issuance under Long-Term Incentive Compensation Plan.	☐	☐	☐
3. Proposal to ratify appointment of Ernst & Young LLP as the Company's independent public accountants.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. When shares are held by joint holders, both must sign. When signing as attorney, trustee, administrator, guardian or corporate officer, please provide your FULL title. If partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

72AV 0212591

+

<STOCK#> 011QAB

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000004

C123456789

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available You can vote 24 hours by Internet a day, or 7 days telephone! a week!

Instead methods of outlined mailing below your proxy, to vote you your may proxy choose . one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

1:00 Proxies a.m submitted ., Central Time, by the on Internet May 4, or 2009 telephone . must be received by

Vote by Internet

• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

123456

C0123456789

12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

01 - Ms. Virginia Boulet

04 - Mr. Robert I. Israel

07 - Mr. B. Frank Stanley

For Withhold

02—Mr. J. F. Freel

05—Mr. Tracy W. Krohn

For Withhold

03—Mr. Samir G. Gibara

06—Mr. S. James Nelson, Jr.

For Withhold

2. Proposal Stock available to increase for issuance the number under of Long shares -Term of Common Incentive Compensation Plan.

For Against Abstain

3. Proposal Company’s to independent ratify appointment public of accountants Ernst & Young . LLP as the

For Against Abstain

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below guardian NOTE: Please or corporate sign your officer, name(s) please EXACTLY provide as your your FULL name(s) title. If appear(s) partnership, on this please proxy sign . When in partnership shares are name held by by authorized joint holders, person both . must sign. When signing as attorney, trustee, administrator,

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

7	2 A V 0 2 1 2 5 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — W&T OFFSHORE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 4, 2009

The undersigned hereby appoints Tracy W. Krohn and J. F. Freel, or either of them, as proxies, with full power of substitution, and hereby authorizes each of them to vote, as designated on the reverse side, all shares of Common Stock of W&T Offshore, Inc. held of record by the undersigned on March 25, 2009 at the Annual Meeting of Shareholders of W&T Offshore, Inc. on May 4, 2009, and any adjournments or postponements thereof, with all the powers that the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND FOR PROPOSAL 3. THE PROXIES NAMED ABOVE ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Please see reverse side.)